SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Broadcom Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BROADCOM CORPORATION

5300 California Avenue

Irvine, California 92617-3038

March 27, 2015

Dear Fellow Shareholder:

You are cordially invited to attend our 2015 Annual Meeting of Shareholders, which will be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, at 10:00 a.m. local time, on Tuesday, May 12, 2015. The formal meeting notice and proxy statement are attached.

At this year’s Annual Meeting, shareholders will be asked to elect nine directors to serve for the coming year, to provide an advisory vote on the compensation paid to our named executive officers, and to ratify the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015.

This year we are again using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We will instead send our shareholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to provide your voting instructions as soon as possible. As an alternative to voting in person at the Annual Meeting, you can provide instructions on how you would like your shares voted electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely completing any of these methods will ensure your representation at the Annual Meeting.

For admission to the Annual Meeting, each shareholder will be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our common stock as of the record date, such as an admission ticket, a brokerage statement, proxy card or voting instruction form reflecting stock ownership. Please see page 3 of the proxy statement for further information.

We look forward to seeing you on May 12th.

Sincerely,

Henry Samueli, Ph.D.	Scott A. McGregor
Co-Founder, Chairman of the Board and Chief Technical Officer	President and Chief Executive Officer

BROADCOM CORPORATION

NOTICE OF THE 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2015

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Broadcom Corporation, a California corporation, will be held at our corporate headquarters, 5300 California Avenue, Irvine, California, at 10:00 a.m. local time, on May 12, 2015, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect the following persons to serve on our Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified: Robert J. Finocchio, Jr., Nancy H. Handel, Eddy W. Hartenstein, Maria M. Klawe, Ph.D., John E. Major, Scott A. McGregor, William T. Morrow, Henry Samueli, Ph.D., and Robert E. Switz.

2.	To conduct an advisory vote on the compensation paid to our named executive officers.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All shareholders of record at the close of business on March 16, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can provide instructions on how you would like your shares voted electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form to us. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 2 of the Proxy Statement.

FOR ADMISSION TO THE ANNUAL MEETING, EACH SHAREHOLDER WILL BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF OUR COMMON STOCK AS OF THE RECORD DATE, SUCH AS AN ADMISSION TICKET, A BROKERAGE STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM REFLECTING STOCK OWNERSHIP. PLEASE SEE PAGE 3 OF THE PROXY STATEMENT FOR MORE INFORMATION.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California	Arthur Chong
March 27, 2015	Executive Vice President,
General Counsel and Secretary

INTERNET AVAILABILITY OF PROXY MATERIALS

THIS YEAR WE ARE AGAIN USING THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR SHAREHOLDERS. CONSEQUENTLY, MOST SHAREHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND OUR SHAREHOLDERS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW SHAREHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP BROADCOM REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

©2015 Broadcom Corporation. All rights reserved.	This proxy statement is printed on recycled paper.

BROADCOM CORPORATION

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2015

*	These items are not considered proxy solicitation materials and are not deemed filed with the U.S. Securities and Exchange Commission (SEC).

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2015

The enclosed proxy is solicited on behalf of the Board of Directors of Broadcom Corporation, a California corporation, for use at our 2015 Annual Meeting of Shareholders to be held on May 12, 2015 and at any adjournment(s) or postponement(s) thereof, referred to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. local time at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California. Directions to attend the meeting can be found on our website at www.broadcom.com/investors. The proxy solicitation materials were first sent on or about March 27, 2015 to all shareholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE 2015 SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2015

This proxy statement and our 2014 annual report to shareholders are available on our website address at www.broadcom.com/investors. This website address contains the following documents: the notice of the annual meeting, this proxy statement and a proxy card sample, and the 2014 annual report to shareholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At this year’s Annual Meeting, shareholders will be asked to elect nine directors, to provide an advisory vote on the compensation paid to our named executive officers, to ratify the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015, and to transact any other business that may properly come before the meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement.

Who is entitled to vote?

To be able to vote, you must have been a shareholder on March 16, 2015, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 549,718,073 shares of our Class A common stock, par value $0.0001 per share, and 49,220,551 shares of our Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of our preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to in this proxy statement as the common stock.

Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters.

How many votes do I have?

Holders of our common stock will vote at the Annual Meeting as a single class on all matters. Each holder of Class A common stock is entitled to one vote per share held, and each holder of Class B common stock is entitled to ten votes per share held. As a result, a total of 1,041,923,583 votes may be cast on each matter at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of our outstanding common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 520,961,793 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker it is important that you give your broker your voting instructions.

What vote is required for each item?

For Proposal One, each of the nine nominees will be elected as a director to serve until the next annual meeting of shareholders and/or until his or her successor is duly elected and qualified if each such nominee receives a number of affirmative votes cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote that (i) exceeds the votes against such nominee cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote and (ii) represents the affirmative vote of a majority of the required quorum. The election of directors is not a matter on which a broker or other nominee is empowered to vote and therefore there may be broker non-votes on Proposal One. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i). However, abstentions and broker non-votes could prevent the election of nominees where the number of affirmative votes do not constitute a majority of the required quorum under clause (ii). Should any of the nominees fail to receive the majority vote required to be elected under our bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

For Proposal Two, our shareholders will have an advisory vote on executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”). The advisory vote on executive compensation is not a matter on which a broker or other nominee is empowered to vote and therefore there may be broker non-votes on Proposal Two. Because the vote is advisory, it will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

Approval of Proposal Three requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2015 is a matter on which a broker or other nominee generally has discretionary authority to vote. Accordingly, no broker non-votes are expected to exist with respect to Proposal Three.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those shareholders who receive a paper proxy in the mail, you may also provide your voting instructions electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to provide voting instructions electronically over the Internet. Those shareholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from the brokerage firm, bank or other nominee, as your record holder, that must be followed for your record holder to vote your shares per your instructions. Your broker will be sending you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to provide instructions on how you would like your shares voted electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Shareholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this proxy statement as an email notice, with information on how to access the proxy materials and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Monday, May 11, 2015.

Shareholders who provide voting instructions over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you provide your voting instructions in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I gain admission to the Annual Meeting?

For admission to the Annual Meeting, each shareholder will be asked to present (i) valid picture identification, such as a driver’s license or passport, and (ii) proof of ownership of our common stock as of the record date, such as an admission ticket, a brokerage statement, proxy card or voting instruction form reflecting stock ownership. To request an admission ticket in advance of the Annual Meeting please visit www.proxyvote.com and follow the instructions provided. You will need the 12 digit number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

What if I receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please provide voting instructions for your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted (i) FOR the election of each of the nine nominees to our Board of Directors listed in the proxy, (ii) FOR the approval of Proposal Two, the compensation of our named executive officers, (iii) FOR the approval of Proposal Three, ratification of KPMG LLP as our independent registered public accounting firm, and (iv) in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Three.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your voting instructions at any time before the Annual Meeting by again electronically providing voting instructions over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. If you are a registered shareholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to provide voting instructions regarding the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your voting instructions before the Annual Meeting. Please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

How and when may I submit a shareholder proposal for the 2016 Annual Meeting of Shareholders?

In the event that a shareholder desires to have a proposal considered for presentation at the 2016 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to our Secretary so that it is received no later than November 28, 2015. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice in writing to our Secretary not less than sixty days and not more than ninety days prior to the first anniversary of the date on which the notice of the prior year’s annual meeting of shareholders was first mailed. To be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be received by our Secretary between December 28, 2015 and January 27, 2016. The notice must comply with all of the requirements set forth in our bylaws.

The proxy solicited by our Board of Directors for the 2016 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any nominee or proposal presented by a shareholder at the meeting for which Broadcom has not been properly provided with notice between December 28, 2015 and January 27, 2016, and (ii) any proposal made in accordance with our bylaw provisions, if the 2016 proxy statement briefly describes the nature of the matter and how management’s proxy holders intend to vote on it, provided that the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

To forward any shareholder proposals or notices of proposals or to receive a copy of our bylaws, write to the Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, email, facsimile or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors, referred to in this proxy statement as the Board, currently consists of nine members: Robert J. Finocchio, Jr., Nancy H. Handel, Eddy W. Hartenstein, Maria M. Klawe, Ph.D., John E. Major, Scott A. McGregor, William T. Morrow, Henry Samueli, Ph.D. (Chairman of the Board), and Robert E. Switz (Lead Independent Director).

The Board believes that good corporate governance is paramount to ensure that Broadcom is managed for the long-term benefit of our shareholders. The Board and management have undertaken a comprehensive and continuous effort to regularly review and enhance our governance policies and practices. In conducting this review, we look to suggestions by various authorities on corporate governance, the practices of other public companies, the provisions of applicable corporate governance-related legislation, various new and proposed rules of the U.S. Securities and Exchange Commission, referred to in this proxy statement as the SEC, and the listing standards of The Nasdaq Stock Market®, referred to in this proxy statement as Nasdaq.

Our Board has Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision-making processes, Board meetings and the involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer. In addition, the Board has adopted a Code of Ethics and Corporate Conduct, referred to in this proxy statement as the Code of Ethics, and a Conflicts of Interest Policy that applies to all of our employees, directors and officers. The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of Nasdaq. You may view our Code of Ethics and our Corporate Governance Guidelines on our website at investor.broadcom.com/governance.cfm or request copies of these documents, which will be provided free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of Nasdaq, at the same location on our website.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating & Corporate Governance Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Broadcom in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating & Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by Nasdaq, additional criteria set forth in our Corporate Governance Guidelines, and consideration of any other material relationship a director may have with Broadcom.

In February 2015, the Board determined that all of its then current directors and all of its nominees for election at the Annual Meeting are independent under these standards, except for Mr. McGregor, who serves full-time as our President and Chief Executive Officer, and Dr. Samueli, who serves full-time as our Chief Technical Officer and beneficially owns approximately 22% of the voting power of our common stock.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure depending on then current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of our shareholders. Pursuant to our Corporate Governance Guidelines, if the Board appoints a Chairman that is an independent director, the Chairman also serves as our “Lead Independent Director.” If the Chairman is not an independent director, one of the independent directors is designated by a majority of the independent directors to be the Lead Independent Director, with the responsibilities set forth below. Generally, service as Lead Independent Director is limited to a term not to exceed five consecutive years.

Mr. Switz currently serves as our Lead Independent Director and Dr. Samueli currently serves as Chairman of the Board. The Board believes that its current leadership structure with Dr. Samueli as Chairman and Mr. Switz as Lead Independent Director provides an appropriate balance between strong leadership, appropriate safeguards and oversight by non-employee directors. The Board benefits from Mr. Switz’ extensive operations, finance, international, and public company board experience and intimate familiarity with our history and business. Additionally, the Board believes Dr. Samueli’s service as Chairman is valuable to both the Board and the shareholders in light of various considerations, including his advanced engineering and leadership experience, which includes more than 30 years in the fields of communications systems and digital signal processing, his recognized status as a pioneer, leader and visionary within the semiconductor industry, his unique and deep understanding of Broadcom’s operations, and his instrumental role in driving Broadcom’s growth from a start-up enterprise to a Fortune 500® company.

Under our Bylaws, the Chairman of the Board presides over meetings of the Board and shareholders and exercises and performs certain other powers and duties designated in the Bylaws and as may be assigned by the Board. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director is responsible for:

•

Assessing the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

•

Confirming that the Nominating & Corporate Governance Committee oversees compliance with and implementation of our corporate governance policies and confirming that the Chair of the Nominating & Corporate Governance Committee oversees the process to recommend revisions to our corporate governance policies;

•

Coordinating and moderating executive sessions of the Board’s independent directors, and acting as principal liaison between the independent directors and our Chief Executive Officer, or if different from the Lead Independent Director, the Chairman of the Board on sensitive issues; and

•	If desired, making recommendations regarding the composition and chairpersons of Board committees.

Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Our Board oversees an enterprise-wide approach to risk management. While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board participate in the risk oversight process. Under the supervision of our Audit Committee, we have established an enterprise risk management framework to identify, evaluate and manage risks on a company-wide basis consistent with our business strategy. Under this framework, specified risk owners within Broadcom identify and assess the risks in their areas of responsibility, define and implement mitigation plans, as appropriate, and monitor the effectiveness of the plans implemented to reduce risk. The risk owners report to a risk committee, a management committee that also evaluates the risks and the effectiveness of the mitigation plans. The risk committee reports to the Audit Committee and advises our senior management team as to where there may be potential risk issues. The Audit Committee also makes independent inquiry of our independent registered public accounting firm and of our Chief Financial Officer regarding our significant risks and exposures and the steps management has taken to minimize the same. Our Board of Directors is advised by the Audit Committee and management of significant risks and management’s response via periodic updates.

In setting compensation, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy. In early 2015, the Compensation Committee reviewed the compensation programs for our executive officers as well as for our other employees to determine whether those programs encourage excess risk taking that would create a material risk to our economic viability. Based on that review, the Compensation Committee concluded that our compensation programs do not create risks that could be reasonably likely to have a material adverse effect on us. In reaching this conclusion, the Compensation Committee considered the following material characteristics of our compensation programs that discourage excessive or unnecessary risk taking:

•

Our compensation programs appropriately balance short- and long-term incentives, with approximately 34% of targeted total direct compensation (consisting of base salary, annual cash incentives and equity awards) for employees at or above the director level provided in equity and focused on long-term performance and only approximately 15% of total direct compensation provided in the form of annual cash incentives.

•

The performance objectives under our company-wide annual cash incentive plan are balanced. The 2014 financial metrics for funding our company-wide bonus pool were based on (i) our relative rate of revenue growth and (ii) non-GAAP product operating margin; which were each equally weighted at 35%. The remaining 30% of the total target bonus pool was funded based on objective strategic goals and accomplishments during the year.

•

Qualitative factors beyond quantitative financial metrics are a key consideration in the determination of individual cash incentive awards. Based on the funding of the total bonus pool, each participant is budgeted a percentage of his or her target bonus opportunity. Bonuses can be awarded over or under the budgeted amounts based on an assessment of the performance and contributions of the participant’s group and his/her area of responsibility during the year.

•	Maximum payouts under our cash incentive plan are capped at a specific dollar amount.

•

We provide a balanced mix of equity awards for executive officers. Pursuant to equity award guidelines adopted in 2010, employees below the Executive Vice President level receive equity compensation solely in the form of restricted stock unit awards, referred to in this proxy statement as RSUs, which are less sensitive to stock price volatility. In 2011, our executive officers began receiving equity awards in the form of time-based RSUs and, in lieu of stock options, performance-based RSUs (referred to as Performance RSUs or PRSUs). In 2015, our senior vice presidents and vice presidents also started receiving PRSUs. For a description of our Performance RSU program, including the performance metrics thereunder, see “Executive Compensation and Other Information — Compensation Discussion and Analysis — V. 2014 Compensation Decisions — D. The Role of Long-Term Incentive Awards.”

•	The financial opportunity in our long-term incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking.

Shareholder Communications with the Board

The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual Board member. The Lead Independent Director, with the assistance of our internal Legal Department, is primarily responsible for monitoring communications from shareholders and providing copies of such communications to the other directors as the Lead Independent Director considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers important for the directors to consider. Shareholders who wish to communicate with the Board may write to: Lead Independent Director, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.

Board Committees and Meetings

The Board held nine meetings during 2014. Each director attended 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which he or she served during the time he or she was a director in 2014. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2014. Additionally, the independent directors met in executive session regularly without the presence of management. The Lead Independent Director, currently Mr. Switz, presides over executive sessions of the independent directors.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders and expect that all of our directors will attend the annual meeting, absent a valid reason. All nine nominees who were elected to serve as directors at the 2014 Annual Meeting of Shareholders attended that shareholder meeting.

The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s current charter is available on our website at investor.broadcom.com/governance.cfm. The current Chairs and members of the committees are identified in the following table:

Board committee composition and Chair positions are reviewed annually at the Board meeting that follows the Annual Meeting and the composition and/or chairs of one or more committees may change at that time.

Audit Committee.    The Board has determined that each member of the Audit Committee is “independent” under the current Nasdaq listing standards and satisfies the other requirements under Nasdaq listing standards and SEC rules regarding audit committee membership. The Board has also determined that each current member of the Audit Committee (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the Nasdaq listing standards. The Committee held nine meetings during 2014.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to shareholders and others; (ii) the functioning of our systems of internal accounting and financial reporting controls; (iii) the portions of our Code of Ethics that relate to the integrity of accounting and financial reporting; and (iv) our risk management process. The Audit Committee is also responsible for engaging and determining the compensation of our independent registered public accounting firm and overseeing its performance, qualifications and independence and its conduct of the annual independent audit of the financial statements and our internal accounting and reporting controls, and its engagement for all other services. In fulfilling its responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Audit Committee’s procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting and financial controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices, may be found on our website at www.broadcom.com/investors.

The Audit Committee meets in executive session with our independent registered public accounting firm, and the independent registered public accounting firm has unrestricted access and reports directly to the Committee. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, and the Board is recommending that the shareholders ratify that appointment at the Annual Meeting.

Compensation Committee.    The Board has determined that each member of the Compensation Committee is “independent” under the current Nasdaq listing standards and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, and is a non-employee director within the meaning of Section 16 of the Exchange Act. The Committee held eight meetings during 2014 and acted at various times by written consent without a meeting.

Scope and Authority of Compensation Committee.    Among other responsibilities set forth in its charter, the Compensation Committee determines the compensation to be provided to our Chief Executive Officer and other executive officers, including, among other things, annual salaries and bonuses, RSUs, PRSUs, other stock-based awards, stock options, and other compensation arrangements. In addition, the Compensation Committee reviews the philosophy and policies behind, and any material risks created by, our overall compensation program including the salary, bonus and equity compensation arrangements for all other employees. The Compensation Committee has the exclusive authority to administer and grant RSUs, PRSUs, stock options and stock appreciation rights, and to make direct stock issuances and other stock-based awards under the Discretionary Grant and Stock Issuance Programs of our 2012 Stock Incentive Plan, as amended and restated, with respect to executive officers and to all other eligible individuals.

Role of Officers and Compensation Consultants in Recommending Compensation.    The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of our Human Resources and Legal Departments. Compensation Committee meetings are regularly attended by our Chief Executive Officer, our Chief Financial Officer, our Executive Vice President, Human Resources, our General Counsel, and other employees with functional responsibilities related to the Committee’s work.

Under its charter, the Compensation Committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, the Compensation Committee has retained Compensia, Inc., as its independent compensation consultant. For a description of the Compensation Committee’s evaluation of Compensia’s independence, see “Executive Compensation and Other Information — Compensation Discussion and Analysis — IV. Executive Compensation Program, Process and Implementation — B. Independent Compensation Consultant.”

The Human Resources Department supports the Compensation Committee in its duties and, together with the Chief Executive Officer, may be given authority to carry out certain administrative duties regarding our compensation programs. In 2014, Compensia worked with our Human Resources Department (at the request of the Compensation Committee) to acquire and compile compensation surveys for review by the Compensation Committee and to compare compensation paid to our executive officers with compensation paid for comparable positions at companies included in the surveys. Our Human Resources Department also compiles annual compensation data for each executive officer. Our Chief Executive Officer annually reviews the compensation of each of our other executive officers, measuring their compensation levels against individual performance objectives developed annually by him and the respective executive officer. The conclusions reached and recommendations based on this review, including with respect to salary adjustments and annual equity awards, are presented by our Chief Executive Officer to the Compensation Committee. The Compensation Committee reviews these materials and recommendations and has full authority to exercise its judgment in determining the final compensation payable to each executive officer. The Compensation Committee members meet in executive session to consider compensation awards for executives, including our Chief Executive Officer, and in other appropriate circumstances.

Additional information concerning the compensation policies and objectives established by the Compensation Committee and the respective roles of our Chief Executive Officer and the compensation consultant in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our named executive officers, is included under “Executive Compensation and Other Information — Compensation Discussion and Analysis.”

Timing of Equity Awards.    Equity awards, together with cash bonuses and salary increases, are typically made on an annual basis to continuing employees after a review of the prior year’s performance of each such employee. Such equity awards are made subject to guidelines that have been approved by the Compensation Committee in advance. The Compensation Committee has adopted a policy on timing of equity awards to officers and other employees. The policy requires that (i) RSU grants will be made on a regularly scheduled quarterly date and (ii) any stock option grants made to employees in connection with the annual review process will be granted at a Compensation Committee meeting held on a date that the trading window is open and that is at least two business days following our public release of annual financial results; however, beginning in 2011, partly in support of the goal to reduce our corporate-wide dilution, the Committee ceased granting and currently plans to no longer grant stock options, other than in connection with acquisitions. Awards of RSUs to employees in connection with the annual review process will be made at the next regularly scheduled quarterly date for the grant of RSUs.

Equity Award Processes and Procedures.    The Compensation Committee has adopted the following equity award processes and procedures applicable to all equity awards:

•

If there are proposed equity awards for consideration, the Compensation Committee will generally meet within the first three weeks of February, May, August and November to consider the proposed awards. The Compensation Committee refrains from using unanimous written consents to approve equity awards.

•

The Committee has adopted equity award guidelines pursuant to which equity awards are based upon a dollar value rather than number of shares granted. Under these guidelines, the number of shares that will be recommended for each grant will be determined based on the closing price of our Class A common stock three trading days after our most recent quarterly earnings report, unless the subject awards are being proposed more than two months following the last earnings report, in which case the average of the last five trading days during the preceding month would be used.

•

Before each meeting, the Compensation Committee receives a report detailing proposed new hire, patent incentive and other equity awards. The report lists (i) the proposed grants by employee name and position, (ii) the dollar value of RSUs and/or options proposed to be granted and the estimated number of shares associated with that dollar value, (iii) proposed vesting schedules, and (iv) whether the grant is within the equity award guidelines set by the Compensation Committee.

•	Each meeting is attended by an in-house attorney who records minutes of the meeting.

•

The Compensation Committee reviews the pre-circulated list of proposed grants presented to it and considers and acts upon the proposals. At or prior to the meeting, the Committee receives a final calculation of the number of shares associated with the dollar value of each proposed equity grant, determined as set forth above. If the equity awards are approved, the grant date is the date of such approval or a date following the day of approval. Employees are notified promptly of the awards granted to them.

•	Annual equity awards made to continuing employees are made in connection with our annual employee reviews as described above.

Nominating & Corporate Governance Committee.    The Board has determined that each member of the Nominating & Corporate Governance Committee is “independent” under the current Nasdaq listing standards. The Committee held two meetings during 2014 and acted at various times by written consent without a meeting.

The Nominating & Corporate Governance Committee assists the Board in overseeing the implementation and monitoring the effectiveness of our Corporate Governance Guidelines and in developing and recommending to the Board modifications and/or additions to such guidelines and other corporate policies. The Committee is responsible for coordinating the review of succession and development planning for the Chief Executive Officer and other members of senior management. Additionally, the Committee reviews and approves related party transactions, if applicable.

The Committee is also responsible for coordinating and overseeing the annual self-evaluation of the performance of the Board, its individual members and its committees. It also periodically reviews the compensation payable to non-employee directors and administers the selection process for nominees for appointment or election to the Board. The Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time candidates are considered and recommends candidates to be nominated for appointment or election to the Board.

Criteria for Director Nominees and Board Diversity.    The Board believes that it should be composed of directors with diverse, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields and have the ability to quickly grasp complex principles of business, finance, and wired and wireless communications technologies. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.

When considering a candidate for director, the Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance, business development, mergers and/or other elements directly relevant to our business;

•	Education and professional background, including public company board experience and global/international expertise;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any;

•	The size and composition of our existing Board; and

•	Diversity of skills, backgrounds, experiences, and other qualifications, to meet Broadcom’s ongoing needs.

In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred. The Board’s consideration of diversity as a criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then existing composition of the Board as a whole.

Prior to nominating a sitting director for re-election at an annual meeting of shareholders, in addition to the factors described above, the Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the work of the Board and its committees. The Committee will also consider feedback received during the annual Board, committee and individual director assessment process. The Committee specifically considers each director nominee’s experiences and skills relevant to service on our Board.

When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Committee has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Committee will interview that candidate if it believes the candidate might be suitable. The Committee may also ask the candidate to meet with other members of the Board and with management. If the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election.

Shareholder Recommendations for Nominations to the Board of Directors.    The Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares representing more than one percent (1%) of the then outstanding shares of common stock of Broadcom and that has beneficially owned those shares for at least one year. The Committee will evaluate such recommendations applying its regular nominee criteria and considering the additional information set forth below. Eligible shareholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to: Chair, Nominating & Corporate Governance Committee, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. Prior to making such a recommendation, shareholders are requested to contact the Chair of the Committee to obtain a list of backgrounds that the Committee would consider for potential director nominees, given the Board’s then current composition. A shareholder recommendation must contain the following information:

•

Documentation supporting that the writer is a shareholder of Broadcom and has been a beneficial owner of shares representing more than one percent (1%) of our then outstanding shares of common stock for at least one year, and a statement that the writer is recommending a candidate for nomination as a director;

•

A resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to our business;

•	The number of shares of our common stock beneficially owned by the candidate;

•

A statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Broadcom, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board or jeopardize the independent standing of our independent registered public accounting firm;

•

Detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder and the candidate;

•	Any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	A signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation of director candidates, the Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The Committee has discretion to decide which individuals, if any, to recommend for nomination as directors.

No candidates for director nominations were submitted to the Nominating & Corporate Governance Committee by any shareholder in connection with the election of directors at the Annual Meeting. Any shareholder that desires to recommend a candidate for nomination to the Board to be considered for election at our 2016 Annual Meeting of Shareholders is strongly encouraged to do so no later than November 28, 2015, the date that annual meeting proposals meeting the requirements of Rule 14a-8 promulgated under the Exchange Act are due. See “Information about the Annual Meeting and Voting.”

Compensation of Non-Employee Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. We do not provide any perquisites to our non-employee Board members. In setting the compensation of non-employee directors, we consider the significant amount of time that the Board members expend in fulfilling their duties to Broadcom as well as the experience level we require to serve on the Board. The Board, through its Nominating & Corporate Governance Committee, annually reviews the compensation arrangements and compensation policies for non-employee Board members. Pursuant to our Corporate Governance Guidelines, in recommending non-employee director compensation, the Nominating & Corporate Governance Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our shareholders; and (iii) the structure of the compensation should be clearly disclosed to our shareholders. The Nominating & Corporate Governance Committee recently reviewed market data compiled by Compensia to assist in assessing total non-employee director compensation and in that connection made a number of changes effective in 2015. The net result of the changes effected in 2015 was to decrease the total compensation paid to the non-employee directors, as further described below under “Material Changes to Non-Employee Director Compensation in 2015.”

Cash Compensation in 2014

During 2014 each non-employee director received an annual cash retainer fee of $75,000. The following additional annual cash retainer fees were also paid: (i) the Chair of the Audit Committee received $25,000; (ii) the Chair of the Compensation Committee received $15,000; (iii) the Chair of the Nominating & Corporate Governance Committee received $10,000; and (iv) the Lead Independent Director received $20,000.

Retainer fees are paid in quarterly installments in arrears and are prorated as appropriate based upon the dates and capacities in which each individual non-employee director serves. There are no cash fees payable for attendance at Board or committee meetings.

Equity Compensation in 2014

During 2014, under the Director Automatic Grant Program of our 2012 Stock Incentive Plan, and previously under our 1998 Stock Incentive Plan, each new and continuing non-employee director automatically received RSUs that cover shares of our Class A common stock in accordance with the following specified parameters:

•

Annual Award.    On the date of each annual meeting of shareholders, each individual who continues to serve as a non-employee director after that annual meeting will automatically be granted RSUs covering the number of shares of our Class A common stock (rounded up to the next whole share) determined by dividing the dollar sum of $300,000 by the closing price per share of our Class A common stock on such date. There is no limit on the number of such annual RSUs that any one non-employee director may receive over his or her period of Board service.

•

Initial Grant.    Each individual who commences service as a non-employee director upon his or her election to the Board at an annual meeting of shareholders will automatically be granted RSUs covering the number of shares of our Class A common stock (rounded up to the next whole share) determined by dividing the dollar sum of $300,000 by the closing price per share of our Class A common stock on such date. Each individual who is first elected or appointed as a non-employee director other than at an annual meeting of shareholders will, on the date he or she commences service as a non-employee director, automatically be granted a RSU award covering that number of shares of our Class A common stock determined first by multiplying the $300,000 annual dollar amount by a fraction, the numerator of which is the number of months (including any partial month, expressed as a fraction) that will elapse between the date he or she commences service as a non-employee director and the first May 5th following such commencement date and the denominator of which is 12 months, and then dividing that pro-rated dollar amount by the closing price per share of our Class A common stock on such commencement date.

Each RSU award vests in a series of one or more successive equal quarterly installments over the period measured from the date the award is made and ending no later than the next succeeding 5th day of May. The quarterly vesting dates occur on the 5th day of February, May, August and November each year, with the first such quarterly vesting date to be at least 30 days after the grant date of an equity award and the final vesting date to be the earlier of (i) the last quarterly vesting date determined for such equity award in accordance with the foregoing specified schedule or (ii) the day immediately prior to the date of the first annual meeting of shareholders following the grant date. A non-employee director will not vest in any additional RSUs following his or her cessation of Board service, unless such cessation of Board service should occur by reason of his or her death or disability, in which case all outstanding unvested RSUs will immediately vest. The RSUs will also vest in full on an accelerated basis upon the occurrence of certain changes in control during the period of Board service. As the RSUs vest in one or more installments, the shares of Class A common stock underlying those vested units will be promptly issued without the payment of any cash consideration, and will not be subject to any restrictions, other than under any applicable securities laws. However, the Compensation Committee may allow one or more non-employee directors to defer, in accordance with the applicable deferral election requirements in effect under Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder, the issuance of the underlying shares beyond the applicable vesting date to a designated date or until cessation of Board service or an earlier change in control event.

Material Changes to Non-Employee Director Compensation in 2015

In early 2015, in connection with the Board’s annual self-evaluation process, the Nominating & Corporate Governance Committee, with the assistance of Compensia, evaluated the then current compensation program for our non-employee directors. Following analysis, which included compensation levels paid to non-employee directors at peer companies, the Nominating & Corporate Governance Committee recommended a (i) reduction in equity compensation from an annual award valued at $300,000 to an annual award valued at $240,000 and (ii) net modest increase in cash compensation. The net effect of the changes was to decrease annual compensation by approximately $400,000 in the aggregate.

Under the new program, each non-employee director now receives an annual cash retainer fee of $70,000, reduced from $75,000. The following additional annual cash retainer fees are also paid: (i) the Chair of the Audit Committee now receives $30,000, increased from $25,000; (ii) the Chair of the Compensation Committee now receives $20,000, increased from $15,000; (iii) the Chair of the Nominating & Corporate Governance Committee receives $15,000, increased from $10,000; and (iv) the Lead Independent Director now receives $25,000, increased from $20,000. Additionally, the following Committee retainer fees will now be paid for service as a member of a Committee, provided such member is not also Chair of such Committee: (i) $10,000 for service on the Audit Committee; (ii) $7,500 for service on the Compensation Committee; and (iii) $3,000 for services on the Nominating & Corporate Governance Committee. All retainer fees continue to be paid in quarterly installments in arrears, and are prorated as appropriate based upon the dates and capacities in which each individual non-employee director serves.

Compensation of Employee Directors

Mr. McGregor and Dr. Samueli were compensated as full-time employees and did not receive any additional compensation for their respective service as a Board member during 2014. Information regarding the compensation awarded to Mr. McGregor and Dr. Samueli is included in the Summary Compensation Table in this proxy statement.

Non-Employee Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2014:

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Robert J. Finocchio, Jr.	$75,000	$297,006	$372,006
Nancy H. Handel	100,000	297,006	397,006
Eddy W. Hartenstein	90,000	297,006	387,006
Maria M. Klawe, Ph.D.	75,000	297,006	372,006
John E. Major	88,667	297,006	385,673
William T. Morrow	75,000	297,006	372,006
Robert E. Switz	91,334	297,006	388,340

(1)

For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Lead Independent Director, see the disclosure above under “Cash Compensation in 2014.”

(2)

The dollar value of RSUs shown represents the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic, or FASB ASC, Topic 718, on the basis of the fair market value of the underlying shares of our Class A common stock on the grant date and without any adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Note 1 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2014, referred to as the 2014 Form 10-K. Each RSU entitles the director to receive one share of our Class A common stock at the time of vesting without the payment of an exercise price or other cash consideration. The actual value that a director will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded. Furthermore, because the fair value of our Class A common stock reflects payment of a quarterly dividend, the fair value of the RSU grants as shown in the table is less than $300,000.

On May 13, 2014, the date of the 2014 Annual Meeting of Shareholders, each of the following non-employee directors received an RSU award under the Director Automatic Grant Program covering 10,034 shares of our Class A common stock: Ms. Handel, Dr. Klawe and Messrs. Finocchio, Hartenstein, Major, Morrow, and Switz. The per share grant date fair value of the RSUs awarded May 13, 2014 was $29.60. For the vesting schedule in effect for such RSUs, please see “Compensation of Non-Employee Directors — Equity Compensation in 2014” above.

(3)

In 2007 and prior years, our non-employee directors received a combination of stock options and RSU awards. The following table shows, as of December 31, 2014, the total number of shares of our Class A common stock subject to option awards (all of which are fully vested) and RSUs outstanding for each non-employee director:

Director	Total RSU Awards Outstanding	Total Option Awards Outstanding
Robert J. Finocchio, Jr.	5,017	0
Nancy H. Handel	5,017	10,000
Eddy W. Hartenstein	5,017	0
Maria M. Klawe, Ph.D.	5,017	0
John E. Major	5,017	27,250
William T. Morrow	5,017	0
Robert E. Switz	5,017	10,000

Director Share Ownership Policy and Policy on Stock Pledging

Under the share ownership policy for members of the Board, directors are required to own shares of Broadcom stock equal in value to at least four times the annual cash retainer paid to non-employee directors, measured using the closing price of our Class A common stock as of the last trading day of the previous year.(1) The shares taken into account under this policy are limited to actual outstanding shares of our common stock, and no credit is given for

(1)	The annual cash retainer paid to non-employee Board members does not include additional cash retainers paid to the chairs or members of the Board’s committees and to the Lead Independent Director.

stock options or RSUs. Any director who is not in compliance with the policy has until the end of the year to so comply. Any new director who joins the Board will have until the end of the second full calendar year following his or her first appointment or election to the Board, as applicable, to become compliant with the policy. All of our current directors are in compliance with this policy by virtue of having attained the requisite ownership level.

Members of the Board are generally restricted from holding Broadcom securities in a margin account or pledging Broadcom securities as collateral for a loan. Upon application, the Nominating & Corporate Governance Committee will also evaluate whether limited exceptions should be made to the pledging restriction. Exceptions may be granted based on, among other considerations, a director’s demonstrated financial capacity to, among other things, repay the loan without resorting to the pledged securities, the size of the loan, the percentage of securities proposed to be pledged representing no more than 15% of the director’s ownership of Broadcom securities and the securities to be pledged not including any securities required to be held by the director pursuant to the policy. None of the members of our Board currently have any shares of Broadcom securities subject to a pledging arrangement. Further, under Broadcom’s Insider Trading Policy, members of the Board of Directors are prohibited from engaging in any transaction involving puts, calls, collars, forward sales contracts (pre-paid or otherwise), warrants or other options, or any other derivative securities relating to Broadcom securities.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Nine directors are to be elected to our Board at the Annual Meeting, to hold office until the next annual meeting of shareholders and/or until their successors are duly elected and qualified, except in the case of their earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the nominees named (nine). Each of the nominees listed below has been nominated by our existing Board upon the recommendation of its Nominating & Corporate Governance Committee.

The following table sets forth certain information as of March 16, 2015 concerning the nominees for director:

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the nine nominees named above. Each of the nominees has consented to be named and to serve if elected. Should any nominee become unavailable to serve for any reason, the proxies will be voted by the proxy holders for such other person or persons as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board.

Following is a description of the business experience, qualifications, skills and educational background of each of the nominees for director, including their business experience during the past five years:

Robert J. Finocchio, Jr. has been a director since December 2011. Mr. Finocchio is chair of the Board of Trustees at Santa Clara University and has been a Dean’s Executive Professor at the University’s Leavey School of Business since September 2000. From July 1997 to September 2000, he served as Chairman of Informix Corporation and from July 1997 to July 1999, he served as its Chief Executive Officer and President where he led the reconstruction and return to growth and profitability of the enterprise database software company. From December 1988 to May 1997, Mr. Finocchio held several positions at 3Com Corporation, including President of 3Com Systems, Executive Vice President of Network Systems Operations and Executive Vice President of Field Operations. Prior to 3Com, from December 1978 to June 1987, he held various executive positions in sales and service at ROLM

Corporation and IBM Corporation, which acquired ROLM in 1984. Mr. Finocchio also was Vice President of ROLM Systems Marketing for IBM. Mr. Finocchio holds a B.S. in Economics from Santa Clara University and an M.B.A. from Harvard Business School where he was a Baker Scholar.

Mr. Finocchio brings more than 30 years of operating experience in software, Internet and infrastructure markets to the Board. His extensive operational experience and industry knowledge in the network infrastructure markets in particular make him a valuable contributor to our Board of Directors. Having served as Chief Executive Officer and President of Informix Corporation, Mr. Finocchio offers significant leadership skills, management experience and business perspective. In addition, such extensive public company leadership experience positions him well as a member of the Board’s Audit Committee. Given his expertise in finance and accounting, Mr. Finocchio has been determined to be an Audit Committee financial expert by our Board. Mr. Finocchio also brings considerable directorial and governance experience to the Board having held numerous director positions, including serving on the boards of directors of Altera Corporation, Sun Microsystems, Inc. and Informix Corporation as Chairman. Further, Mr. Finocchio currently serves on the board of directors of Echelon Corporation.

Public Company Directorships During the Past Five Years

•	Echelon Corporation (energy control networking solutions provider) — 1999 to present

•	Altera Corporation (semiconductor company) — January 2002 to December 2011

•	Sun Microsystems, Inc. (network computing infrastructure solutions company) — 2006 to January 2010

Nancy H. Handel has been a director since November 2005. Ms. Handel was the Senior Vice President, Chief Financial Officer of Applied Materials, Inc., a supplier of equipment and services to the global semiconductor, flat panel and solar industries, from October 2004 through November 2006. From November 2006 to January 2007, Ms. Handel served as Senior Vice President, Finance at Applied Materials and assisted in the transition with its new chief financial officer. She retired from Applied Materials in January 2007. From 1985 to October 2004 she served in various key financial leadership positions at Applied Materials, including four years as Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer, and 13 years as Treasurer. Ms. Handel played a significant role in managing Applied Materials’ success on a global basis. At Applied Materials, Ms. Handel provided direction on operations finance and public reporting, major financial transactions, such as global acquisitions and divestitures and capital markets activity, as well as major financial processes in the company, including establishing the financial risk management committee and providing leadership for various restructurings and ERP related business process engineering. Ms. Handel set the “tone at the top” for a high integrity management culture and exercised broad responsibility for Sarbanes-Oxley compliance. In 2006, Ms. Handel was named one of the “Best CFOs in America” by Institutional Investor magazine and Applied Materials was named among the “100 Best Corporate Citizens” by Business Ethics magazine. Prior to joining Applied Materials, Ms. Handel held various financial management positions with Raychem Corporation, an electronics manufacturer, Crown Zellerbach Corporation, a paper manufacturing company, and two private early stage companies. She received a B.S. in Economics from Purdue University and an M.B.A. from The Ohio State University and is a graduate of the Stanford Executive Program.

Ms. Handel has more than two decades of financial experience in key leadership roles at Applied Materials, including two years as Chief Financial Officer and four years as Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer and 13 years as Treasurer. Her financial experience combined with her understanding of the global semiconductor industry, provides Ms. Handel with the knowledge, skills and perspective necessary to lead our Audit Committee and provide important insights to our Board. Ms. Handel’s positions have provided her with a wealth of knowledge in dealing with financial, accounting and compliance matters. Given her expertise in finance and accounting, Ms. Handel has been determined to be an Audit Committee financial expert by our Board. Her work experience, education and training help her understand the complexities of operating a public company. Ms. Handel also brings directorial and governance experience to the Board having served on the board of directors of the Trizetto Group, the board of the private company Santur and various non-profit organizations.

Eddy W. Hartenstein has been a director since June 2008. Mr. Hartenstein was Publisher and Chief Executive Officer of the Los Angeles Times from August 2008 to August 2014. In addition, he served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 to January 2013. Previously, Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Under Mr. Hartenstein’s leadership DIRECTV became one of the largest multi-channel television providers growing from zero to more than 13.5 million customers in ten years. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein is a Member of the National Academy of Engineering, was inducted into the Broadcasting and Cable Hall of Fame in 2002, received an Emmy® Award for lifetime achievement from the National Academy of Television Arts and Sciences in 2007, and was inducted into the Consumer Electronics Hall of Fame in 2008. Mr. Hartenstein received B.S. degrees in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona, and an M.S. in Applied Mechanics from the California Institute of Technology. Mr. Hartenstein also received an honorary Doctor of Science degree from California State Polytechnic University, Pomona in 2014.

Mr. Hartenstein’s leadership and passion in forming the direct broadcast satellite business has provided him with a unique understanding of new market creation. Mr. Hartenstein’s business acumen and drive for innovation, as evidenced by his tenure at DIRECTV, combined with his knowledge of the consumer marketplace, make him a valuable contributor to our Board. Having served as Publisher and Chief Executive Officer of the Los Angeles Times and as Chairman and Chief Executive Officer of DIRECTV, Inc., Mr. Hartenstein offers a wealth of management experience and business understanding and front-line exposure to many of the issues facing public companies. Mr. Hartenstein’s engineering and science background also provides important insights to our Board and an understanding of Broadcom’s operations. Mr. Hartenstein also brings considerable directorial and governance experience to the Board currently serving on the boards of directors of SanDisk Corporation; SIRIUS XM Radio Inc., where he has served as Chairman of the Board and is currently its Lead Independent Director; and Tribune Publishing Company, where he serves as non-executive chairman. Previously, he served as Vice Chairman and Chairman of the board of directors of The DIRECTV Group, Inc.

Public Company Directorships During the Past Five Years

•	SanDisk Corporation (supplier of flash memory devices) — November 2005 to present

•	SIRIUS XM Radio Inc. (satellite radio service company, formerly known as XM Satellite Radio, Inc.) — April 2005 to present

•	Tribune Publishing Company — August 2014 to present

Maria M. Klawe, Ph.D., has been a director since 2011. Since 2006, Dr. Klawe has been President of Harvey Mudd College, a private liberal arts college in Claremont, California that focuses on engineering, science, and mathematics. From 2003 to 2006, Dr. Klawe served as Dean of Engineering and a Professor of Computer Science at Princeton University, and from 1988 to 2002 she held several positions at the University of British Columbia, including Dean of Science, Vice President of Student and Academic Services, and head of the Department of Computer Science. Dr. Klawe has also worked at IBM Research in California, the University of Toronto, and Oakland University. She received her doctorate and Bachelor of Science degrees in mathematics from the University of Alberta.

Dr. Klawe has made significant research contributions in several areas of mathematics and computer science including functional analysis, discrete mathematics, theoretical computer science, and the design and use of interactive-multimedia for mathematics education. Her current research interests include discrete mathematics, serious games and assistive technologies. As a leading figure in the advancement of the role of women in science and engineering, Dr. Klawe was the first woman to serve on the board of the Computing Research Association and she co-founded CRA-W, the highly acclaimed Committee on the Status of Women in Computing Research. She served on the board of the Anita Borg Institute for Women and Technology from 1997 to 2011 and as chair from 2003 to 2008. From 1997 to 2002 she was the IBM-NSERC Chair for Women in Science and Engineering for British Columbia and the Yukon where she led several research studies and projects related to increasing the participation of women in computing. Dr. Klawe is a past president of the Association of Computing Machinery (ACM), a trustee of the Mathematical Sciences Research Institute at Berkeley, and a member of the board of Math for America. She is a fellow of the Association for Computing Machinery, the American Mathematical Society, and the Canadian Information Processing Society and the recipient of numerous awards including the Computing Research Association’s Nico Habermann Award. Dr. Klawe holds several honorary doctorate degrees in the areas of science and mathematics.

Dr. Klawe is a valuable contributor to our Board as a distinguished academic leader in the field of computer science and mathematics. Given the critical importance of scientific and engineering innovation to our business, her understanding of scientific research and the STEM talent pipeline provides valuable insight to our Board and our management. As a leader at a number of renowned colleges and universities, Dr. Klawe has a deep understanding of the management and operations of large organizations. In addition, Dr. Klawe brings valuable public company directorial experience, having served on the board of directors of Microsoft Corporation since 2009, where she is a member of the regulatory and public policy committee and the compensation committee. Her experience with Microsoft and her research work in serious games and assistive technologies also provide added perspective on the uses and users of our technology.

Public Company Directorships During the Past Five Years

•	Microsoft Corporation (software and services company) — March 2009 to present

John E. Major has been a director since January 2003. From May 2008 until May 2012 he served as our Chairman of the Board and as Lead Independent Director from May 2008 until May 2014. In January 2003 he founded MTSG, a strategic consulting and investment company for which he serves as President. From April 2004 to October 2006, Mr. Major served as Chief Executive Officer of Apacheta Corporation, a privately-held mobile, wireless software company whose products are used to manage retail inventory, service and deliveries. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Previously, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Incorporated and Microsoft Corporation that developed a unique solution to allow all Internet-enabled devices, including cell phones, to access critical corporate information such as email, contacts and calendar entries in a convenient and secure manner. Prior to joining Wireless Knowledge, Mr. Major served as corporate executive vice president of Qualcomm and president of its Wireless Infrastructure Division where he managed the high growth rate and global expansion of the company’s infrastructure business. Under his leadership, the division achieved a leading position in open interface, wireless systems and developed a new line of extremely compact base stations. Prior to that, for approximately 18 years, he held various executive and leadership positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer, where he directed a broad range of research initiatives and led Motorola’s efforts to develop world-class excellence in software. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major is a named inventor in 11 U.S. patents.

Mr. Major is a past chairman of the Telecommunications Industry Association (TIA) and the Electronic Industries Association (EIA). He served on the University of California President’s Board on Science and Innovation. He serves as Chairman of the Dean’s Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago-Engineering School Advisory Board. Mr. Major also serves as Chairman of the Board of La Jolla Institute.

Mr. Major’s distinguished career and successes in a range of areas, including his senior management leadership at both large and startup technology companies, as well as his drive for innovation, as evidenced by his achievements at Wireless Knowledge, Qualcomm and Motorola, make Mr. Major a valuable contributor to our Board of Directors. Mr. Major also brings considerable directorial, financial and governance experience to the Board, currently serving on the boards of directors and several board committees of Lennox International, Inc., Littelfuse Inc., ORBCOMM Inc., and Resonant Inc.

Public Company Directorships During the Past Five Years

•	Lennox International, Inc. (provider of climate control solutions) — April 1993 to present

•	Littelfuse Inc. (provider of circuit protection solutions) — December 1991 to present

•	ORBCOMM Inc. (global satellite data communications company) — April 2007 to present

•	Resonant Inc. (provider of filter designs for radio frequency front-ends for the mobile device industry) — December 2013[1] to present

Additionally, Mr. Major has served on the Board of Pulse Electronics Corporation since May 2013. On December 29, 2014 Pulse ceased its status as a public company.

Scott A. McGregor has served as our President and Chief Executive Officer and as a director since January 2005. In this role, Mr. McGregor is responsible for guiding the strategic direction of the company, business development and day-to-day operations. He also serves as a director and officer of certain Broadcom subsidiaries. Under Mr. McGregor’s leadership as CEO, Broadcom has experienced tremendous growth, successfully ventured into new markets, transitioned to smaller geometry process technologies, and improved its corporate image through increased financial management, increased transparency and decreased dilution related to equity programs. During Mr. McGregor’s tenure as CEO, Broadcom has grown its revenues from $2.401 billion in 2004 to $8.428 billion in 2014, its staff from approximately 3,250 to approximately 10,650, its geographic footprint from 13 countries to 26 and its patent portfolio from over 4,800 U.S. and foreign patents and applications in 2004 to over 20,450 by the end of 2014.

Mr. McGregor joined Broadcom in January 2005 after serving since September 2001 as President and CEO of the Philips Semiconductors division of the Netherlands-based Royal Philips Electronics. At Philips Mr. McGregor oversaw one of the world’s largest semiconductor suppliers, with 34,000 employees in over 50 countries and nearly US$6 billion in sales in 2004. In addition to his CEO role, he was also a member of the Group Management Committee of Royal Philips Electronics. He joined Philips Semiconductors in February 1998 as head of its Emerging Business unit, focusing on fast growing markets for smart cards, RFID, networking, digital media processing and computing, and leading the group to profitability and nearly US$1 billion in sales. Before joining Philips, from 1990 to 1998 Mr. McGregor served in various senior management positions, most recently as Senior Vice President and General Manager, at Santa Cruz Operation Inc. (SCO), a provider of network computing solutions. From 1985 to 1990 he served in senior positions at Digital Equipment Corporation (now part of HP) where he led the UNIX workstation software group and was one of the architects of the X Window System. Prior to joining Digital Equipment Corporation, he worked at Microsoft, where he was the Director of the Interactive Systems Group and the architect and development team leader of the original version of Microsoft® Windows®. Prior to Microsoft, Mr. McGregor spent over six years in various positions at the Xerox Corporation’s Palo Alto Research Center (PARC), where he was involved in designing software for the first personal computers employing graphical user interfaces. Mr. McGregor received a B.A. in Psychology and a M.S. in Computer Science and Computer Engineering from Stanford University.

Mr. McGregor’s knowledge of all aspects of the business, combined with his drive for innovation and excellence, and his leadership in successfully growing Broadcom, position him well to serve as our President and Chief Executive

[1]	Resonant Inc. held its initial public offering in May 2014.

Officer and as a director. Mr. McGregor also brings directorial and governance experience to the Board currently serving on the board of Ingram Micro and having served on the board of Progress Software Corporation from 1998 to 2008.

Public Company Directorships During the Past Five Years

•	Ingram Micro Inc. (IT distributor) — June 2010 to present

William T. Morrow has been a director since June 2008. Mr. Morrow is the Chief Executive Officer and a member of the Board of NBN Co., an Australian telecommunications company that provides broadband services. From March 2012 to March 2014, Mr. Morrow was Chief Executive Officer of Vodafone Hutchinson Australia, a mobile telecommunications company that operates various brands in Australia. Previous to his position with Vodafone Hutchinson Australia, he was Chief Executive Officer of Clearwire Corporation, a provider of wireless broadband networks in the U.S. and internationally, from March 2009 to March 2011. From July 2007 to September 2008, Mr. Morrow served as President, Chief Executive Officer and director of Pacific Gas & Electric Company, a public utility company and subsidiary of PG&E Corporation and from August 2006 to June 2007, he served as its President and Chief Operating Officer. Prior to Pacific Gas and Electric, he served in a number of senior executive positions at international mobile communications group Vodafone Ltd. and Vodafone Group PLC, including Chief Executive Officer of Vodafone, Europe, from May 2006 to July 2006, and President of Vodafone KK in Japan, from April 2005 through April 2006. Mr. Morrow also served in senior executive positions in Europe and Japan for wireless telecommunications carrier Airtouch International, including a Brussels-based assignment as Chief Technology Officer for AirTouch’s Belgacom Mobile-Proximus. Mr. Morrow is a veteran of the U.S. Navy and a graduate of Condie College, where he received an A.S. degree in Electrical Engineering, and National University in San Diego, California, where he received a B.A. degree in Business Administration.

Mr. Morrow has a distinguished and international career as a telecom executive with a diversified background heading up wireline and wireless communications companies in the U.S., Europe and Asia Pacific. His more than 30 years of management experience in the telecommunications industry provides Mr. Morrow with a keen understanding of the operations of Broadcom and an in depth knowledge of our industry. Serving as Chief Executive Officer of numerous telecommunications companies around the world, Mr. Morrow offers a wealth of management experience and business understanding. Mr. Morrow also brings considerable directorial and governance experience to the Board having served on the board of directors of both public and privately owned companies.

Public Company Directorships During the Past Five Years

•	Clearwire Corporation (communications company) — November 2009 to March 2011

•	Openwave Systems, Inc. (software applications and infrastructure company) — July 2007 to December 2010

Henry Samueli, Ph.D. has been a director since May 2011 and serves as the Chairman of our Board. He is also our co-founder and since December 2009 has served as our Chief Technical Officer. The Office of the CTO is responsible for driving the vision of Broadcom’s research and development activities as well as helping coordinate corporate-wide engineering development strategies. Since our inception, Dr. Samueli has been instrumental in leading the direction of our innovations and developing and implementing strategies that secured the company’s position as a major technology innovator and a global leader in semiconductors for wired and wireless communications. Dr. Samueli served as a technology advisor to Broadcom from May 2008 through December 2009. He previously served as a director and as Chief Technical Officer from Broadcom’s inception in 1991 through May 2008, as Chairman of our Board of Directors from May 2003 through May 2008, and as Co-Chairman of the Board from inception until May 2003. He served as Vice President of Research & Development from our inception until March 2003.

Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits and digital signal processing, and he has published over 100 technical papers in these areas. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli is also a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine. He was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 he was employed in various engineering management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. Dr. Samueli is a named inventor in 74 U.S. patents. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, and a Member of the National Academy of Engineering. Election to the National Academy of Engineering is amongst the highest professional distinctions accorded to an engineer. In 2012 he was awarded the Marconi Society Prize and Fellowship for pioneering development and commercialization of analog and mixed signal circuits for cable modems and other communications applications.

Dr. Samueli has over 35 years of advanced engineering and leadership experience in the fields of communications systems and digital signal processing and has helped drive Broadcom’s growth from a start-up enterprise to a Fortune 500 company. As our co-founder and having served as our Chief Technical Officer for over two decades and as our Vice President of Research & Development for over 11 years, Dr. Samueli has a unique and deep understanding of our operations, technologies and industry, which provides invaluable insights to our Board. Serving as an Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine, as a Fellow of the Institute of Electrical and Electronics Engineers (IEEE) and as a Member of the National Academy of Engineering, Dr. Samueli’s network of engineering, technical and university contacts are a valuable source to Broadcom for new innovations and recruiting.

Robert E. Switz has been a director since May 2003 and was elected as our Lead Independent Director in May 2014. From August 2003 until its acquisition by Tyco Electronics in December 2010, Mr. Switz served as President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software. Mr. Switz played an instrumental role in transforming ADC, developing and implementing strategies that secured the company’s position as one of the leading global providers of fiber connectivity and wireless coverage and capacity solutions for communications service providers prior to its acquisition by Tyco Electronics. From 1994 until August 2003 he served in various senior management positions at ADC, including Chief Financial Officer, Executive Vice President and Senior Vice President. Mr. Switz was appointed a director of ADC in August 2003 and was appointed Chairman of the Board in June 2008. Mr. Switz was President of ADC’s former Broadband Access and Transport Group from November 2000 until April 2001. Throughout his ADC career, Mr. Switz held leadership responsibilities for numerous critical functions including strategic planning, business development, corporate technology, marketing communications, sales operations, and information systems. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision microelectronics, as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. At Burr-Brown, he had management responsibilities for five start-up ventures and seven European manufacturing and distribution subsidiaries. He also held responsibility for corporate finance, legal, MIS, accounting, purchasing, physical resources, facilities, investor relations and business development. Mr. Switz received a B.S. in Business Administration from Quinnipiac University and an M.B.A. from the University of Bridgeport. Mr. Switz received recognition as a Finalist in American Business Awards for Best Executive in 2004 through 2008 and Best Turnaround Executive in 2005 through 2008. In 1999, he was a recipient of the CFO Excellence award from CFO Magazine.

Mr. Switz’s extensive operations, finance and international experience provide him with a keen understanding of Broadcom’s operations and make him a valuable contributor to our Board of Directors. Having served as President and Chief Executive Officer of ADC Telecommunications, Inc., Mr. Switz offers a wealth of management experience and business understanding and front-line exposure to many of the issues facing public companies. Given his expertise in finance and accounting, Mr. Switz has been determined to be an Audit Committee financial expert by our Board. Mr. Switz also brings considerable directorial and governance experience to the Board through his past service on the board of directors of ADC Telecommunications, Inc., and his current service on the boards of directors of GT Advanced Technologies, Inc., Micron Technology, Inc., where he serves as Chairman of the Board, and Cyan Inc.

Public Company Directorships During the Past Five Years

•	ADC Telecommunications, Inc. (supplier of broadband network equipment and software) — August 2003 to December 2010

•	Micron Technology, Inc. (semiconductor company) — February 2006 to present

•	Leap Wireless International, Inc. (wireless communications provider) — July 2011 to March 2014

•	GT Advanced Technologies Inc. (supplier of polysilicon production technology) — May 2011 to present

•	Cyan Inc. (provider of software — defined networking and packet — optical solutions) — March 2011 to present[2]

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the nine nominees listed above. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the nine nominees named above. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

(2)	Cyan Inc. held its initial public offering in May 2013.

PROPOSAL TWO:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A of the Exchange Act, which requires us to provide our shareholders with an advisory vote on compensation paid to our named executive officers as described in this proxy statement (commonly referred to as “Say-on-Pay”).

As noted below in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program utilizes elements including base salary, annual cash incentive awards, long term stock-based incentive awards, and health and other benefits to achieve the following objectives:

•	attract, retain, motivate and reward highly-talented, entrepreneurial and creative executive officers responsible for our success;

•	align and strengthen the mutuality of interests between our executive officers and our shareholders;

•

deliver compensation that reflects our financial and operational performance, while providing the opportunity and motivation to earn above-target total compensation for exceptional business performance; and

•	provide total direct compensation opportunities to each executive officer that are internally equitable, market competitive and driven by individual, team and corporate performance.

The Board and the Compensation Committee believe that our compensation programs directly and substantially link rewards to measurable corporate performance. The process for determining compensation packages requires that the Board and the Compensation Committee, based on analytically rigorous analysis and the advice of carefully selected outside advisors, use judgment and experience to carefully determine the optimal components and amounts of compensation for each executive.

We strongly encourage shareholders to review this proxy statement, and in particular the information contained in the “Executive Compensation and Other Information” section, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K, for a more detailed discussion of our compensation philosophy, objectives and programs as relates to our named executive officers. We particularly encourage shareholders to review the “Changes to Executive Compensation Program” section on page 36, which highlights changes to our corporate governance policies and executive compensation program that were made following our recent shareholder outreach process.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in the proxy statement in the “Executive Compensation and Other Information” section, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.

Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the advisory resolution as provided in this Proposal Two.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, our independent registered public accounting firm during 2014, to serve in the same capacity for the year ending December 31, 2015, and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting. KPMG LLP has served as our independent registered public accounting firm since March 13, 2008. The Board considers the selection of KPMG as our independent registered public accounting firm to be in the best interest of Broadcom and our shareholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015, the appointment will be reconsidered by the Audit Committee, but no assurance can be given that the Audit Committee will change Broadcom’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Broadcom and our shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of KPMG LLP as provided in this Proposal Three.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for the indicated services performed by KPMG LLP for 2014 and 2013.

	2014	2013
Audit Fees	$3,874,000	$3,417,000
Audit-Related Fees	50,000	49,000
Tax Fees	643,000	598,000
All Other Fees	10,000	55,000

Total Fees	$4,577,000	$4,119,000

Audit Fees.    Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for 2014 and 2013, statutory audits required internationally, other regulatory filings and certain consultations concerning financial accounting and reporting standards.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such services include employee benefit plan audits and European Union prospectus review.

Tax Fees.    Tax Fees billed by KPMG LLP for 2014 and 2013 consist of fees for professional services for tax compliance assistance, including assistance with the preparation of federal, state and international tax returns, audits and related matters.

All Other Fees.    In 2014, All Other Fees represent tuition costs for two Broadcom employees to attend the KPMG Executive Leadership Institute for Women. In 2013, All Other Fees represent fees billed for professional services related to a quality assessment review of our Internal Audit activities.

As required under the Audit Committee’s charter, the Committee considered all non-audit services provided by KPMG LLP and determined that the provision of such services were compatible with maintaining such firm’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003, the Audit Committee adopted a policy requiring the pre-approval of all proposed fees for services to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost parameters also require specific pre-approval. The Audit Committee has delegated to its Chair and, in her absence, to individual members of the Audit Committee, the authority to evaluate and approve service engagements on behalf of the full Committee in the event a need arises for specific pre-approval between Committee meetings. All services provided by our independent registered public accounting firm during 2014 were pre-approved in accordance with these policies.

OTHER MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 16, 2015 by (i) the named executive officers, including Mr. Rango who ceased employment with Broadcom in September 2014, (ii) each current director/director nominee, (iii) all of our current directors and executive officers as a group, and (iv) all persons known to us to beneficially own more than five percent (5%) of either class of our common stock.

	Shares Beneficially Owned(1)				Percentage of Total Voting Power(1)(2)
Beneficial Owner	Class A Common Stock(3)	Class B Common Stock	Class A Percent(2)
2015 Named Executive Officers
Eric K. Brandt	211,081	0	*	%	*	%
Daniel A. Marotta	106,200	0	*		*
Scott A. McGregor	1,902,307	0	*		*
Rajiv Ramaswami, Ph.D.	69,169	0	*		*
Robert A. Rango (former Executive Vice President)	32,805	0	*		*
Henry Samueli, Ph.D.(4)	136,509	22,798,490	4.01		21.89
Directors Not Listed Above
Robert J. Finocchio, Jr.	35,945	0	*		*
Nancy H. Handel	61,622	0	*		*
Eddy W. Hartenstein	70,916	0	*		*
Maria M. Klawe, Ph.D.	36,154	0	*		*
John E. Major	54,925	0	*		*
William T. Morrow	17,644	0	*		*
Robert E. Switz	33,819	0	*		*
All current directors and executive officers as a group (16 persons)	3,130,456	22,798,490	4.52		22.15
5% Holders Not Listed Above
BlackRock, Inc.(5)	30,437,353	0	5.54		2.92
Clearbridge Investments, LLC; Clearbridge, LLC;(6)	26,765,845	0	4.87		2.57
FMR LLC(7)	42,043,161	0	7.65		4.04
Henry T. Nicholas, III, Ph.D.(8)	47,973	26,170,868	4.55		25.12
Vanguard Group Inc.(9)	28,256,499	0	5.14		2.71

*	Less than one percent.

(1)

Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2)

The percentage of shares beneficially owned is based on 549,718,073 shares of Class A common stock outstanding as of March 16, 2015. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 16, 2015 and shares of common stock subject to RSUs that will vest and be issued within 60 days after March 16, 2015 are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. On March 16, 2015 there were 49,220,551 shares of Class B common stock outstanding. Each share of Class B common stock is immediately convertible into one share of Class A common stock. Accordingly, for the purpose of computing the percentage of Class A shares beneficially owned by each person who holds Class B common stock, each share of Class B common stock is deemed to have been converted into a share of Class A common stock, but such shares of Class B common stock are not deemed to have been converted into Class A common stock for the purpose of computing the percentage ownership of any other person.

Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law; and (ii) in the case of a proposed issuance of additional shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office. For the purpose of computing the percentage of total voting power, each share of Class B common stock is deemed not to have been converted into a share of Class A common stock, and thus represents 10 votes per share.

(3)

Includes (i) Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 16, 2015 and (ii) shares of Class A common stock that will vest and become issuable within 60 days after March 16, 2015 pursuant to RSUs, each as set forth below:

2014 Named Executive Officers	Shares of Class A Common Stock Issuable Upon the Exercise of Stock Options	Shares of Class A Common Stock Issuable Pursuant to RSUs
Eric K. Brandt	0	36,552
Daniel A. Marotta	0	29,898
Scott A. McGregor	970,000	93,970
Rajiv Ramaswami, Ph.D.	0	29,898
Robert A. Rango (former Executive Vice President)	0	0
Henry Samueli, Ph.D.	0	44,918
Directors Not Listed Above
Robert J. Finocchio, Jr.	0	2,509
Nancy H. Handel	10,000	2,509
Eddy W. Hartenstein	0	2,509
Maria M. Klawe, Ph.D.	0	2,509
John E. Major	20,000	2,509
William T. Morrow	0	2,509
Robert E. Switz	0	2,509
All Current Directors and Executive Officers as a Group	1,207,882	323,646

(4)

Includes the following shares which are deemed indirectly owned by Dr. Samueli: (i) 913,473 shares of Class B common stock owned by HS Management, L.P.; (ii) 14,172,992 shares of Class B common stock held by HS Portfolio L.P.; (iii) 1,050,000 shares of Class B common stock held by H&S Portfolio II, L.P.; and (iv) 56,912 shares of Class A common stock and 6,662,025 shares of Class B common stock held by H&S Investments I, L.P. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P. and HS Portfolio L.P., except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of HS Management, L.P., HS Portfolio L.P., H&S Portfolio II, L.P and H&S Investments I, L.P. As the indirect owner of H&S Ventures LLC, Dr. Samueli has sole voting and dispositive power over these shares. Also includes 34,679 shares of Class A common stock that are directly held by Dr. Samueli. The address for Dr. Samueli is 5300 California Avenue, Irvine, California 92617-3038.

(5)

The information with respect to the holdings of BlackRock, Inc. (“BlackRock”) is based solely on the Schedule 13G filed February 3, 2015 by BlackRock, as the parent holding company or control person of a number of BlackRock entities. BlackRock beneficially owns 30,437,353 shares and has the sole power to vote 25,589,456 shares and sole dispositive power over 30,437,353 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10022.

(6)

The information with respect to the holdings of Clearbridge Investments, LLC and ClearBridge, LLC is based on the Schedule 13G/A filed February 17, 2015 by Clearbridge Investments, LLC and ClearBridge, LLC, which indicates that the two entities are acting as a “group.” Clearbridge Investments, LLC beneficially owns 24,247,943 shares and has the sole power to vote 23,639,408 shares and sole dispositive power over 24,247,943 shares. ClearBridge, LLC beneficially owns 2,517,902 shares and has the sole power to vote 1,798,492 shares and sole dispositive power over 2,517,902 shares. The address for Clearbridge Investments, LLC is 620 8th Avenue, New York, New York 10018, and the address for ClearBridge, LLC is 100 International Drive, Baltimore, Maryland 21202.

(7)

The information with respect to the holdings of FMR LLC (“FMR”) is based on the Schedule 13G/A filed February 13, 2015 by FMR. FMR, Edward C. Johnson 3d and Abigail P. Johnson have reported beneficial ownership of 42,043,161 shares. FMR has the sole power to vote 2,254,035 shares, and each of FMR, Edward C. Johnson 3d and Abigail P. Johnson has the sole dispositive power over 42,043,161 shares. Edward C. Johnson 3d is a director and the chairman of FMR and Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders of FMR have entered into a shareholders’ voting agreement under which all Series B voting common shares of FMR will be voted in accordance with the majority vote of Series B voting common shares of FMR. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The information with respect to the holdings of FMR includes securities beneficially owned, or that may be deemed to be beneficially owned, by

FMR, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”) and does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters. The address for FMR is 245 Summer Street, Boston, Massachusetts 02210.

(8)

Includes the following shares of Class B Common Stock known by us to be beneficially held by Dr. Henry T. Nicholas III: (i) 26,168,798 shares of Class B common stock held by the Nicholas Technology Holding Trust and (ii) 2,070 shares of Class B common stock held by Dr. Nicholas as custodian for his children. Also includes 47,973 shares of Class A common stock held by Nicholas Investment Holdings, LLC. Dr. Nicholas has sole voting and dispositive power over the shares held by the Nicholas Technology Holding Trust, in the shares he holds as custodian for his children, and in the shares held by Nicholas Investment Holdings, LLC. The principal business address for Dr. Nicholas is 15 Enterprise, Suite 550, Aliso Viejo, California 92656.

(9)

The information with respect to the holdings of The Vanguard Group (“Vanguard”) is based solely on the Schedule 13G filed February 11, 2015 by Vanguard. Vanguard beneficially owns 28,256,499 shares and has the sole power to vote 927,403 shares, sole dispositive power over 27,380,357 shares and shared dispositive power over 876,142 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, our executive officers and persons who beneficially own more than ten percent (10%) of our outstanding Class A common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and other derivative Broadcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2014 in the common stock and their common stock holdings, and (ii) the written representations received from such persons that no annual Form 5 reports were required to be filed by them for 2014, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than ten percent (10%) of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares of our common stock subject to outstanding options or other equity awards granted under equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options or awards. However, Footnote 8 to the table sets forth the total number of shares of our common stock issuable upon the exercise or vesting of those assumed options or awards as of December 31, 2014, and the weighted average exercise price of such assumed options. No additional options or other equity awards may be granted under those assumed plans.

		A		B		C
Plan Category	Class of Common Stock	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders:
2012 Stock Incentive Plan, as amended and restated(1)	Class A	15,565,296	(2)	$0	(3)	131,003,014	(4)
1998 Stock Incentive Plan, as amended and restated(1)	Class A	23,360,483	(5)	$34.5918	(6)	0
1998 Employee Stock Purchase Plan, as amended and restated(7)	Class A	0		$0		19,207,764	(4)
Total(8)	Class A	38,925,779		$34.5918	(3)	150,210,778	(4)

(1)

At the 2012 Annual Meeting of Shareholders our shareholders approved our 2012 Stock Incentive Plan, which plan became effective on January 31, 2013 when we filed a registration statement for the shares of our common stock approved for issuance under that plan. The 2012 Stock Incentive Plan replaced the 1998 Stock Incentive Plan, which has not been used to grant new equity awards since the effective date of the 2012 Stock Incentive Plan.

(2)	Represents shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.

(3)

Calculated without taking into account the 15,565,296 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)

Both the 2012 Stock Incentive Plan, as amended and restated, and the 1998 Employee Stock Purchase Plan, as amended and restated, referred to as the 1998 ESPP, contain annual automatic share renewal provisions. Accordingly, the number of shares of Class A common stock reserved for issuance under the 2012 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 4.5% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 45,000,000 shares. The share reserve for the 1998 ESPP will automatically increase on the first trading day of January each calendar year by an amount equal to 1.25% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 10,000,000 shares.

(5)

Includes 4,429,644 shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.

(6)

Calculated without taking into account the 4,429,644 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(7)

Our 2007 International Employee Stock Purchase Plan, as amended and restated, referred to as the 2007 IESPP, is the international component of our 1998 ESPP for our foreign employees, and draws its shares solely from the reserve of Class A common stock approved under the 1998 ESPP. Because of this common share reserve, which has been approved by our shareholders, we consider our 2007 IESPP to be a shareholder-approved plan even though the plan itself has not been approved by our shareholders.

(8)

The table does not include information with respect to equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of December 31, 2014, 614,527 shares of Class A common stock were issuable upon exercise of outstanding options, and no shares of Class B common stock were available for future equity awards under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of Class A common stock under the assumed plans is $10.5684 per share. Additionally, as of December 31, 2014, 491,958 shares of our Class A commons stock were issuable upon the vesting of RSUs under those assumed plans.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding our current executive officers (in alphabetical order).

Executive Officer	Age	Positions with Broadcom
Eric K. Brandt	52	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Arthur Chong	61	Executive Vice President, General Counsel and Secretary
Michael E. Hurlston	48	Executive Vice President, Worldwide Sales
Neil Y. Kim	56	Executive Vice President, Operations and Central Engineering
Daniel A. Marotta	54	Executive Vice President and General Manager, Broadband and Connectivity Group
Scott A. McGregor	58	President, Chief Executive Officer and Director (Principal Executive Officer)
Nancy R. Phillips	47	Executive Vice President, Human Resources
Rajiv Ramaswami, Ph.D.	49	Executive Vice President and General Manager, Infrastructure and Networking Group
Henry Samueli, Ph.D.	60	Co-Founder, Chairman of the Board and Chief Technical Officer

Following is a brief description of the business experience and educational background of each of our executive officers, including the capacities in which each has served during the past five years. The descriptions for Mr. McGregor and Dr. Samueli appear earlier in this proxy statement under the section entitled “Proposal One: Election of Directors.”

Eric K. Brandt joined Broadcom as Senior Vice President and Chief Financial Officer in March 2007. He became Executive Vice President and Chief Financial Officer in February 2010. He also serves as a director and officer of certain Broadcom subsidiaries. From September 2005 until March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals. Prior to Avanir, Mr. Brandt was Executive Vice President – Finance and Technical Operations, Chief Financial Officer of Allergan, Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions after joining Allergan in 1999. Previously, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner and as a senior member of the firm’s heath care practice. In addition, while at Boston Consulting Group he led the North American operations practice and had experience advising computer and telecommunications clients. He is also a director of Dentsply International, Inc., a publicly held dental products company and Lam Research Corporation, a publicly held wafer fabrication equipment company. Mr. Brandt received a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Arthur Chong joined Broadcom as Senior Vice President, General Counsel and Secretary in October 2008. He became Executive Vice President, General Counsel and Secretary in February 2010. He also serves as a director of a Broadcom subsidiary. From November 2005 until October 2008 Mr. Chong served as Executive Vice President and Chief Legal Officer of Safeco Corporation, a property and casualty insurance company that was acquired by Liberty Mutual Group in September 2008. Previously, Mr. Chong spent over 20 years at McKesson Corporation, a healthcare services and information technology company, most recently serving as Deputy General Counsel from 1999 to October 2005. Mr. Chong received a B.A from the University of California, Berkeley and a J.D. from Harvard Law School.

Michael E. Hurlston joined Broadcom in October 2001 as the Director of Wireless Business Development. He was appointed as Vice President and General Manager, Wireless LAN in May 2005, was promoted to Senior Vice President and General Manager, Wireless LAN in April 2010, became Senior Vice President and General Manager,

Wireless Connectivity Combo in April 2012 and was again promoted to Executive Vice President, Worldwide Sales in April 2013. He also serves as a director and officer of certain Broadcom subsidiaries. Prior to joining Broadcom, Mr. Hurlston served in senior marketing positions at Radia Communications and Oren Semiconductor for approximately four years. He received a B.S.E.E., M.S.E.E. and a M.B.A. from the University of California, Davis.

Neil Y. Kim joined Broadcom as Director of Engineering in January 2000 and became Vice President of Central Engineering in October 2001. He became Senior Vice President, Central Engineering in April 2005, Senior Vice President, Operations and Central Engineering in May 2009 and Executive Vice President, Operations and Central Engineering in February 2010. Prior to joining us, from 1993 to 2000 Mr. Kim held a series of progressively senior technical and management positions at Western Digital Corporation, a data storage manufacturer, where his last position was Vice President of Engineering. Mr. Kim received a B.S.E.E. from the University of California, Berkeley.

Daniel A. Marotta joined Broadcom in October 2002 and became Vice President & General Manager of the Broadband Communications Business Unit in January 2003. In September 2003 Mr. Marotta became Group Vice President, Broadband Communications Group, in April 2005 he became Senior Vice President & General Manager, Broadband Communications Group, in February 2010 he became Executive Vice President & General Manager, Broadband Communications Group, and in June 2014 he became Executive Vice President & General Manager, Broadband and Connectivity Group. He also serves as a director and officer of certain Broadcom subsidiaries. Previously, from March 1999 to April 2002 Mr. Marotta served in various senior management positions in the Digital Information Division at Conexant Systems, Inc., a semiconductor manufacturer, the most recent of which was Senior Vice President and General Manager. In May 2002, Mr. Marotta was promoted to Chief Operating Officer of the Broadband Communications Segment at Conexant, where he served until October 2002. Prior to joining Conexant, from 1996 to 1999 Mr. Marotta served as Director of Engineering at Brooktree Corporation, a semiconductor manufacturer, and later as Vice President of Engineering at Rockwell Semiconductor Systems, a semiconductor manufacturer, after Rockwell Semiconductor acquired Brooktree in 1996. Mr. Marotta received a B.S.E.E. from the State University of New York at Buffalo.

Nancy R. Phillips joined Broadcom in September 2014 as Executive Vice President, Human Resources. She also serves as a director of a Broadcom subsidiary. Previously, from February 2010 to June 2014, Ms. Phillips was held various human resources positions at Hewlett-Packard Company, most recently as Senior Vice President, Human Resources, Enterprise Services. Prior to joining Hewlett-Packard Company, from April 2008 to February 2010 Ms. Phillips was employed by Fifth Third Bancorp as Executive Vice President and Chief Human Resources Officer. Prior to that, Ms. Phillips spent 11 years at General Electric Company, holding various human resources and legal positions. Ms. Phillips received a B.A. from the University of Delaware and a J.D. from Samford University, Cumberland School of Law.

Rajiv Ramaswami, Ph.D. joined Broadcom in February 2010 as Executive Vice President and General Manager, Enterprise Networking Group. The Enterprise Networking Group became the Infrastructure and Networking Group in July 2010. He also serves as a director and officer of certain Broadcom subsidiaries. From October 2009 through January 2010, he served as Vice President and General Manager of the Cloud Services and Switching Technology Group of Cisco Systems, Inc. Previously, from September 2002 to October 2009, he served as Vice President and General Manager for a variety of Cisco’s Business Units in Optical, Switching, and Storage Networking. Prior to joining Cisco, Dr. Ramaswami held various technical and leadership positions at Xros, Tellabs, Inc., and IBM’s T.J. Watson Research Center. He is also a director of NeoPhotonics Corporation, a publicly held optical components, modules and subsystems company. Dr. Ramaswami holds M.S. and Ph.D. degrees in Electrical Engineering from the University of California, Berkeley, and a B. Tech. degree from the Indian Institute of Technology in Madras. He is a named inventor in 34 U.S. patents.

Compensation Discussion and Analysis

I.    Introduction and Overview

This Compensation Discussion and Analysis addresses our executive compensation program, the policies and practices that contributed to our executive compensation actions and decisions for 2014, and the important factors relevant to an analysis of these policies and practices. It also provides qualitative information regarding the manner and context in which compensation was paid, awarded to, and earned by our executive officers and places in perspective the data presented in the compensation tables and accompanying narrative below. Finally, it summarizes our compensation decisions during the first quarter of 2015.

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for the following named executive officers, to whom we refer collectively in this discussion as our “NEOs”:

Name	Position
Scott A. McGregor	President and Chief Executive Officer
Eric K. Brandt	Executive Vice President and Chief Financial Officer
Henry Samueli, Ph.D.	Co-Founder, Chairman of the Board and Chief Technical Officer
Daniel A. Marotta	Executive Vice President and General Manager, Broadband and Connectivity Group
Rajiv Ramaswami, Ph.D.	Executive Vice President and General Manager, Infrastructure and Networking Group
Robert A. Rango[3]	Former Executive Vice President and General Manager, Mobile and Wireless Group

II.    Executive Summary

A. Changes to Executive Compensation Program

At our 2014 Annual Meeting of Shareholders, 67% of the votes cast on the shareholder advisory vote on executive compensation were voted in favor of the 2013 compensation of our NEOs. While we obtained majority support, the Board of Directors and the Compensation Committee of the Board of Directors, referred to as the Committee, recognized that these results deviated significantly from the support for our executive compensation program in 2011 (92%), and from what it considered to be satisfactory.

As a result, to better understand the views of our shareholders on our executive compensation program, Mr. Brandt and Eddy Hartenstein, Chair of the Committee, contacted shareholders owning a significant percentage of the outstanding shares of our Class A common stock. During this process, we received valuable feedback, and in light of this feedback, the Board of Directors and the Committee conducted a detailed analysis of our corporate governance policies and executive compensation program. The following list summarizes the principal changes we implemented in response to shareholder feedback and the subsequent analysis.

•

Shift in compensation to more performance-based equity:    Beginning with the 2015 performance cycle, the Committee will award 50% (rather than the current 25%) of the targeted value of equity awards granted to our executive officers in the form of Performance Restricted Stock Units awards, referred to as PRSUs.[4]

•

Increased alignment between executive pay and Company stock price performance:    PRSUs awarded under our Restricted Stock Units Incentive Award Program will be earned based on Broadcom’s relative total shareholder return and relative earnings per share growth.

[3]	Mr. Rango departed from Broadcom on September 26, 2014.
[4]	Awards earned for the 2015 performance cycle will be granted in 2016.

•

Annual say-on-pay vote:    Upon the recommendation of the Committee, the Board of Directors resolved to conduct an annual (rather than a triennial) advisory vote on executive compensation, beginning with this 2015 Annual Meeting of Shareholders.

•

No new agreements that include excise tax gross-up provisions:    The Committee has adopted a policy whereby we will not enter into any new agreements with our Named Executive Officers (as such term is defined in Item 402(a)(3) of Regulation S-K) that include excise tax gross-up provisions with respect to payments contingent upon a change in control.

•	Clawback policy: The Committee has adopted an Incentive Compensation Repayment Policy (commonly referred to as a “Clawback Policy”).

•

No new evergreen provisions:    Upon the recommendation of the Committee, the Board of Directors approved a resolution expressing its intention to not include an annual share increase feature (commonly referred to as an “Evergreen Provision”) in any successor plan to our 2012 Stock Incentive Plan or any extension of the term of the 2012 Stock Incentive Plan.

•

New independent compensation consultant:
The Committee has selected Compensia, Inc. as its independent compensation consultant. Neither Compensia nor its affiliates performs any services for Broadcom other than its compensation consulting services for the Committee.

Note that the impact of the first two items above is not reflected in the 2014 Summary Compensation Table in this Proxy Statement, since these modifications were made in response to our 2014 shareholder advisory vote on executive compensation, which occurred after the Committee had made its executive compensation decisions for 2014.

B. Changes to Compensation Programs due to Exit from Cellular Baseband Business

In July 2014, we decided to wind down our cellular baseband business, as the commercial and economic opportunity was not sufficient to justify the continued investment. The decision to wind down this business resulted in a meaningfully positive impact to the profitability of the company, as our cellular baseband business was running at a significant operating loss. Since our cash incentive and PRSU programs include operating results targets, the Committee decided to adjust these targets for the impact of the wind down of our cellular baseband business. Specifically, we:

(i)	upwardly adjusted the non-GAAP operating margin targets by 400 basis points to account for our expected increase in profitability

(ii)	removed Broadcom cellular revenue from calculations of relative revenue performance, which resulted in evaluating the Connectivity Business as a standalone business for 2014

(iii)	calculated our non-GAAP operating margin by excluding all financial impact from the cellular baseband business

(iv)	made a limited number of changes to our strategic goals to account for the impact of the exit and to provide a specific goal surrounding the efficient wind-down of such business.

Throughout the rest of this document, all operating result targets and calculated results for the 2014 cash incentive plan and 2014 PRSU performance cycle are adjusted to reflect these changes.

These changes ultimately raised the bar on profitability targets by adjusting for the unprofitable baseband business, and appropriately sized and structured our compensation programs to be consistent with the employee makeup of the company once we exited from the cellular business.

C. 2014 Business Highlights

We performed well in 2014. Broadcom’s reportable segment revenue grew 6% from 2014, well ahead of our mix-adjusted peers. We saw strong growth in profitability in 2014, with non-GAAP product gross margin expanding by 150 basis points and reportable segment operating margin expanding 130 basis points. These solid operational results led to a 37% expansion in our cash and marketable securities balance in 2014 to almost $6 billion.

Our common stock also performed well in 2014, generating a total shareholder return of 47%, excluding dividends, which is roughly 2000 bps above that of the SOX index. As a result, the Company’s market capitalization grew approximately 50% in 2014 to a 10-year high of almost $26 billion.

In December of 2014, we outlined plans to accelerate capital return, announcing both a 17% increase in the quarterly dividend and an authorization to repurchase up to $1 billion worth of common stock in 2015. These steps reflect the strength in our core businesses and reflect a commitment to delivering shareholder value.

	2014	2013	Change (%)
	(In millions, except where noted)
Reportable Segment Revenue	$8,060	$7,585	+6.3%
Product gross margin percent (Non-GAAP)	53.9%	52.4%	+150 basis points
Reportable Segment operating income	$1,771	$1,415	+25%
Reportable Segment operating margin percent	22.0%	18.7%	+130 basis points
Stock price per Share	$43.33 *	$29.65 **	+46%
Cash and marketable securities	$5,989	$4,371	+37%

*	Broadcom stock price as of close on December 31, 2014

**	Broadcom stock price as of open on January 1, 2014

D. Corporate Governance Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. We use the following policies and practices to align the compensation of our executive officers with corporate and individual performance, advance our shareholders’ best interests by generating sustainable long-term value creation, and ensure sound corporate governance:

	What We Do		What We Don’t Do
✓	Maintain a Completely Independent Compensation Committee. The Committee consists solely of independent directors who establish our compensation practices.	✗	No Retirement Plans. Other than our 401(k) plan, we do not currently offer, nor do we have current plans to offer, retirement plans, pension benefits, or any non-qualified deferred compensation plans or arrangements to our executive officers.

✓	Retain an Independent Compensation Advisor. The Committee has engaged an independent consultant, Compensia, as its advisor to provide analysis, advice and guidance on executive compensation independent of management.	✗	Permit Hedging or Short Sales. We prohibit our employees, including our executive officers, from engaging in any short sale of Broadcom securities, as well as any transaction involving puts, calls, collars, forward sales contracts (pre-paid or otherwise), warrants, or other options on Broadcom securities.

✓	Annual Executive Compensation Review. The Committee conducts an annual review of our compensation strategy, including a review of our compensation peer group and a review of our compensation-related risk profile.	✗	Permit Pledging. We generally prohibit our executive officers from holding Broadcom securities in a margin account or pledging Broadcom securities as collateral for a loan or otherwise pledging our securities.

✓	Use a Pay-for-Performance Philosophy. The majority of our executive officers’ compensation is directly linked to corporate and individual performance. We structure their target total direct compensation opportunities with a predominant	✗	Provide Special Perquisites. We do not generally provide perquisites to our executive officers, other than benefits with broad-based employee participation that are standard in the technology sector, such as our employee stock purchase plan,

	What We Do		What We Don’t Do

	long-term equity component, thereby making a substantial portion of each executive officer’s target total direct compensation dependent upon the performance of our stock price and/or other specified financial metrics.		medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and business travel insurance.

✓	Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officer’s compensation is “at risk” based on corporate performance.	✗	No Tax Payments on Perquisites. We do not generally provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

✓	Performance-Based Equity Awards. Since 2011, our executive officers have received performance-based restricted stock unit awards in lieu of stock options. In addition, in 2014 we added a relative total shareholder return component and in 2015 we added a relative earnings per share component to our Performance RSU Program.	✗	No Tax Payments on Future Post-Employment Compensation Arrangements. The Committee has adopted a policy whereby we will not enter into any new agreements with our Named Executive Officers that include excise tax gross-up provisions with respect to payments contingent upon a change in control.

✓	Maintain a “Clawback” Policy. We have adopted a policy for the recovery of cash and equity incentive compensation paid to our executive officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.	✗	No Dividends or Dividend Equivalents Payable on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested RSU awards, including performance-based RSU awards.

✓	Stock Ownership Guidelines. We have adopted stock ownership guidelines for our executive officers, under which they must accumulate and maintain, consistent with the terms of the guidelines, share of common stock of Broadcom.	✗	No Stock Option Re-pricing. Our stock incentive plan does not permit options to purchase shares of our common stock or stock appreciation rights for shares of our common stock to be repriced to a lower exercise or strike price without the approval of our shareholders.

✓	Move to Annual Shareholder Advisory Votes and Views. Beginning with this 2015 Annual Meeting of Shareholders, we intend to conduct an annual advisory vote on our executive compensation program. The Committee considers the voting results of our advisory vote on executive compensation and also separately seeks to engage on such matters with shareholders.

✓	“Double-Trigger” Change-in-Control Arrangements. All payments and benefits under our Change in Control Severance Benefit Program are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

E. Material Changes for Fiscal Year 2015

In connection with the designation of the 2015 performance cycle under our Restricted Stock Unit Incentive Award Program, referred to as the PRSU Program, (which cycle will run from January 1, 2015 through December 31, 2015), the Committee has made the following changes:

•

Change to Equity Award Mix.    The Committee determined that, beginning with the 2015 performance cycle, 50% of our executive officers’ targeted long-term incentive compensation will be in the form of service-based RSU awards and 50% in the form of PRSU awards (replacing its prior practice of 75% service-based RSU awards and 25% PRSU awards).

•

Change to PRSU Program Performance Metrics.    In addition, for purposes of the PRSU awards under our PRSU Program for the 2015 performance cycle, the Committee maintained the threshold gross profit goal of $2 billion and established the following two performance goals relating to: (i) our relative total shareholder return, or TSR; and (ii) our relative earnings per share, or EPS, each as compared with the companies in the Philadelphia Semiconductor Sector Index, or the SOX Index. The Committee also eliminated the former operational goals in the PRSU Program (relative revenue and operating margin or free cash flow) as those goals somewhat overlapped with our cash incentive plan. Additionally, the Committee modified the program to result in a PRSU grant only in the year following the performance period and not also in the additional succeeding two years. Finally, the Committee expanded the program to Vice Presidents and Senior Vice Presidents. The figure below shows the target mix between service-based RSUs and performance-based RSUs for each eligible employee group.

III.    Executive Compensation Program Objectives

Our executive officer compensation program is intended to achieve the following objectives:

•	attract, retain, motivate and reward highly-talented, entrepreneurial and creative executive officers responsible for our success;

•	align and strengthen the mutuality of interests between our executive officers and our shareholders;

•

deliver compensation that reflects our financial and operational performance, while providing the opportunity and motivation to earn above-target total compensation for exceptional business performance; and

•	provide total direct compensation opportunities to each executive officer that are internally equitable, market competitive and driven by individual, team and corporate performance.

We also believe that the compensation paid to our executive officers should reflect our operational performance relative to our peers and the value we create for our shareholders, rather than rewarding performance that simply reflects an improvement in the economy in general or broad-based stock market appreciation.

IV. Executive Compensation Program, Process and Implementation

In making the executive compensation decisions for 2014, the Committee engaged in a multifaceted process involving the following steps:

•	first, the Committee reviewed our financial and strategic performance for 2013,

•

then, the Committee considered multiple factors, such as the individual performance of each NEO (including the review of Mr. McGregor’s performance, as provided by the Board of Directors), the recommendations of Mr. McGregor, each NEO’s contributions to our overall corporate performance, and our total shareholder return over various periods on a stand-alone and comparative basis, internal pay equity, and budgetary constraints, and

•	finally, the Committee compared the compensation of each NEO to the compensation data for similarly-situated executives at the companies in our compensation peer group.

A. Competitive Market Data.    In consultation with its compensation consultant, the Committee reviewed market data for the 2013 compensation peer group reflecting the most recent fiscal year. Generally, the 2013 compensation peer group was developed by identifying technology companies with revenue between $4 billion and $20 billion (approximately 0.5 to 2.0 times our projected annual revenue at the time of the analysis) and market capitalizations between $6 billion and $60 billion (approximately 0.33 times to 3 times our market capitalization at the time of the analysis), as well as other companies determined by the Committee to be key competitors for our talent base. Based on this review, the Committee determined to maintain the 2013 compensation peer group for purposes of its 2014 compensation analysis.

The 21 companies comprising the compensation peer group used for the 2014 executive compensation analysis are listed below.

Adobe Systems	EMC Corp	NetApp
Advanced Micro Devices	Freescale Semiconductor	NVIDIA
Agilent Technologies	Google	QUALCOMM
Analog Devices	Intel	SanDisk
Apple	Juniper Networks	Symantec
Applied Materials	Marvell Technology Group	Texas Instruments
Cisco Systems	Micron Technology	Yahoo!

The annual revenue of these 21 companies ranged from $2.72 billion to $169.1 billion, with median revenue of $6.9 billion. The market capitalizations of these companies ranged from $2.7 billion to $400.6 billion, with a median market capitalization of $16.9 billion. Our revenue, market capitalization, and net income were in the upper half of the companies in the compensation peer group.

As previously noted, there were no changes to the compensation peer group from the prior year. While several peer companies fell outside of the targeted revenue and market capitalization (e.g., Apple, Cisco Systems, Google, Qualcomm, and Intel), these companies remained in the compensation peer group as they are considered key competitors for our talent base.

The Committee’s philosophy is to evaluate total cash compensation with reference to the 50th percentile and equity compensation with reference to the 75th percentile of the competitive market. The Committee believes that the latter reference level is appropriate to serve the goal of aligning executive and shareholder interests, and due to the inherent volatility associated with stock-based compensation. In setting NEO compensation, however, the Committee does not adhere to any specific formulas tied to market data nor does it rely on such data to determine the specific mix of NEO compensation components. Instead, the Committee uses this data as a guide and a resource for tracking executive compensation trends both within and outside the semiconductor industry.

B. Independent Compensation Consultant.    In July 2014, following a competitive proposal process, the Committee retained Compensia, Inc., a national compensation consulting firm, as its compensation consultant for 2014.

In evaluating the independence of Compensia, the Committee considered multiple factors. In particular, the Committee determined that Compensia had not provided, nor in the future would be likely to provide, other services to Broadcom. The Committee also considered Compensia’s internal policies and procedures to ensure its ability to provide objective advice, including that Compensia is hired by the Committee and reports directly to the Committee and any additional services must be reviewed and approved by the Committee in advance. Further, Compensia represented to the Committee that there are no personal or business relationships between its consultants and any member of the Committee or an NEO beyond the Broadcom relationship. None of the Compensia consultants directly own any shares of our common stock.

C. Other Factors Considered in Setting NEO Compensation.    The Committee also took into account several other important factors in setting NEO compensation for 2014, including company performance, internal pay equity considerations, the experience and responsibilities of each NEO, budgetary requirements, market conditions and individual performance, contributions to corporate achievements, and our total shareholder return. As part of that process, in early 2014, Mr. McGregor evaluated the performance of each NEO (other than himself), based on such individual’s level of success in accomplishing the business objectives established for him for the prior year and his overall performance during that year. The annual objectives for each NEO are developed through mutual discussion and agreement between Mr. McGregor and the NEO and are approved by the Committee. In evaluating individual performance for 2013 (which was a substantial factor in Mr. McGregor’s recommendations as to the 2014 base salary, target bonus opportunity and equity compensation levels for each NEO other than himself) he took into account the following achievements, among others, of the NEOs:

•

For Mr. Brandt, his contributions to managing the business within its targeted financial model; his role in the global design for a new Enterprise Resource Planning system; his role in the creation of a formal crisis management and business continuity framework, including documentation and testing; and his role in refining processes and activities in the information technology, real estate and corporate communications functions.

•

For Dr. Samueli, his role in continuing to drive corporate engineering processes that improve knowledge sharing among our business groups and provided measurable systems to track progress toward corporate engineering goals; his contribution to career development initiatives for our engineers; his work with various M&A activities, including technical due diligence; his pivotal support to Broadcom Foundation both as a Board member and as a key liaison with universities, and his work in participating in industry standards.

•

For Mr. Marotta, his business group’s achievement of its operating income goal; achievement of a number of business goals, including tapeouts, sampling and shipments of specified products; and development of market expansion strategies.

•

For Dr. Ramaswami, his business group’s achievement of excellent financial results including revenue growth substantially ahead of peers, its over achievement of its operating income goal, its reduction in operating expenses; and achievement of product execution and market expansion initiatives.

•	For Mr. Rango, sampling and/or shipment of a variety of new products; and his role in the identification and engagement of new business initiatives.

Mr. McGregor’s recommendations also took into account other factors, including the estimated overall share allotment and total market value for the annual equity grant pool and the predominant role of the equity component in our compensation structure. Mr. McGregor made specific compensation recommendations to the Committee for 2014 with respect to each of the NEOs other than himself. The recommendations included proposed increases to base salary, target bonus opportunities and equity awards. The Committee reviewed those recommendations, together with supporting market data, and had full authority and discretion to make such adjustments as it deemed appropriate and to determine the actual total compensation package for each NEO.

In making its determinations, the Committee gave considerable weight to Mr. McGregor’s evaluations and recommendations because of his direct knowledge of each NEO’s performance and contributions to our business objectives and financial performance. Based on these various considerations, the Committee generally accepted the recommendations made by Mr. McGregor with respect to 2014 base salary, target bonus opportunities, and equity awards for the NEOs (other than himself).

The Committee’s decision with respect to Mr. McGregor’s compensation for 2014 was based on the same factors, including the competitive market data drawn from our compensation peer group, company performance, budgetary requirements, the share allotment for equity awards, and its evaluation of Mr. McGregor’s performance for 2013. In particular, in setting Mr. McGregor’s 2014 base salary, target bonus opportunity and equity awards, the Committee assessed both our financial results for 2013 and his personal contributions to those results. In particular, the Committee noted the following: Mr. McGregor’s integral contributions to Broadcom’s outperformance of the weighted peer revenue growth rate and achievement of record revenue ($8.31 billion); non-GAAP operating income above target level; strong performance in driving business goals, including sampling 28 nanometer products across all business units; leading business growth enablers, including taping out a 16 nanometer FinFET test chip; and enhancement of Broadcom’s corporate image by improving scores for the goals in the company’s Social Responsibility Scorecard.

As part of the 2014 compensation-setting process for the NEOs, the Committee also reviewed “tally sheets,” prepared by our Human Resources Department, that indicated the dollar amount of each component of NEO compensation, including current and proposed base salaries, the proposed actual bonus to be paid for the prior year and the target bonus opportunity for the current year, and current projected values for the proposed equity awards based on stock price assumptions.

D. The Role of Shareholder Say-on-Pay Votes.    Based on the decision of the Board of Directors in 2011 (which was consistent with the recommendation of our shareholders), we provided our shareholders with the opportunity to cast a triennial advisory vote on executive compensation (a “Say-on-Pay” proposal) at our Annual Meeting of Shareholders held in May 2014. At that meeting, approximately 67% of the votes cast on the Say-on-Pay proposal were voted in favor of the compensation of our NEOs, as described in the proxy statement for the 2014 Annual Meeting of Shareholders. As described above, the Committee sought and obtained feedback from our major shareholders in response to the results of this vote and made several changes to our executive compensation program, including the decision to move to an annual, rather than a triennial, Say-on-Pay vote.

The Committee will continue to consider the results of future Say-on-Pay votes, including results for the current year when available, when making future compensation decisions for our NEOs. As required by the Dodd-Frank Act, we will provide our shareholders the opportunity to vote again on the frequency of future Say-on-Pay votes at our 2017 Annual Meeting of Shareholders.

E. Risk Considerations.    As discussed in “Corporate Governance and Board Matters — Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices,” the Committee reviews our compensation programs annually and in 2014 concluded that such programs do not create risks that could be reasonably likely to have a material adverse effect on us.

V.    2014 Compensation Decisions

A. Compensation Mix.    As in prior years, the Committee’s objective was to structure total compensation for 2014 with a predominant long-term incentive compensation component in the form of equity awards, thereby making a substantial portion of each NEO’s target total direct compensation opportunity dependent upon the sustainability of our performance and other specified financial metrics, as well as of our stock price. The average 2014 total compensation mix for our NEOs is shown in the following charts. The first chart shows the applicable mix for Mr. McGregor’s 2014 actual total compensation. The second chart shows the same data for the other NEOs. The second chart excludes compensation paid to Dr. Samueli, who does not participate in our cash incentive program and receives a nominal salary, and Mr. Rango, who departed from Broadcom during 2014.

*	Performance RSUs shown in above charts do not include grants in the second and third year Retention Period, as defined below under “PRSU Program”

**	Excluding Mr. McGregor, Dr. Samueli, & Mr. Rango

B. The Role of Base Salary.    The Committee reviews the base salaries of our executive officers, including our NEOs, each year and makes such adjustments as it deems appropriate after taking into account the executive officer’s level and scope of responsibility and experience, Company and individual performance, competitive market data, including base salary data from the compensation peer group, and internal pay equity considerations. Because the Committee believes that the majority of each executive officer’s target total direct compensation opportunity should be tied to the value of our Class A common stock and our financial performance, base salary represents a relatively small portion of each executive offer’s total compensation opportunity.

In 2014, the Committee increased the annual salaries in effect for Messrs. Brandt and Marotta and Drs. Samueli and Ramaswami as follows:

Named Executive Officer	2013 Base Salary	2014 Base Salary	Amount of Increase
Mr. Brandt	$560,000	$582,000	3.9%
Dr. Samueli	$33,280	$37,440	12.5%
Mr. Marotta	$455,000	$490,000	7.7%
Dr. Ramaswami	$445,000	$480,000	7.9%

For Messrs. Brandt and Marotta and Dr. Ramaswami, such increases were made in light of their individual performance and by taking into consideration peer data. In light of the market data reviewed for Mr. McGregor’s base salary, which suggested that Mr. McGregor’s salary level was reasonably aligned with the targeted level, the Committee maintained the base salary for Mr. McGregor in 2014 at $980,000. For Mr. Rango, the Committee evaluated the performance results of the Mobile and Wireless business group, and the market data reviewed for his base salary. Based on those considerations, the Committee believed Mr. Rango’s current base salary was aligned appropriately to the market data and did not increase the base salary for him in 2014. Dr. Samueli’s salary was increased to the minimum level required under various applicable laws.

C. The Role of Annual Incentive Cash Compensation.    As in prior years, for 2014 the Committee integrated our 2014 executive officer bonus plan into our company-wide bonus pool administered under our Performance Bonus Plan, referred to as our Cash Incentive Plan. In February 2014 the Committee established a target bonus pool and the following performance metrics:

Metric	Weight
relative revenue performance	35%
operating performance (measured by operating income or cash flow depending upon whether weighted peer group revenue grows or declines in the relevant year)	35%
achievement of objective and quantifiable strategic goals established in 2014 as part of annual planning process	30%

All three of the metrics used to determine the size of the bonus pool are largely consistent with the measures used in our 2013 program. For 2014 the Committee retained the target bonus opportunities for the applicable NEOs at their 2013 levels.

Weighted Peer Revenue Growth.     In calculating our achievement of the financial metrics, the Committee determined peer revenue performance by using weighted data from an index constructed of peer companies for each of our businesses. Peer company results for each business category are then multiplied by the percentage each of our businesses contributed to our overall revenue in the plan year to create a weighted average aggregate growth rate, referred to as the weighted peer revenue growth. Peer companies used for purposes of the Cash Incentive Plan do not necessarily overlap with the peer companies used to evaluate our target total direct compensation opportunities, as the latter represents those companies with which we compete for talent and the former represents companies we compete with on a product basis.

The peer companies selected for each of our businesses for purposes of the Cash Incentive Plan for 2014 are shown below.

Broadband Communications Business	Infrastructure and Networking Business	Connectivity Business
Entropic Ikanos MaxLinear MediaTek (set-top box business) Montage (set-top box business) PMC-Sierra (optical segment) Sigma Designs STMicroelectronics (Digital Convergence Group)

AMCC

Cavium

Emulex

EZ Chip

Freescale Semiconductor (networking segment)

Marvell (infrastructure networking segment)

Mellanox (boards and IC business)

PMC-Sierra (optical and mobile segments)

QLogic

Vitesse Semiconductor

Atmel (touch business)

CSR

Intel (Mobile and Communications)

Marvell (mobile & wireless segment)

MediaTek (mobile business)

Nordic Semiconductor

Nvidia (Tegra business)

NXP Semiconductor (NFC business)

Qualcomm (QCT segment)

Realtek (Wi-Fi business)

A number of changes to the peer companies used for purposes of the Cash Incentive Plan in 2013 were made for 2014. Specifically, (i) for our Broadband Communications business we added Montage (set-top business) and replaced MStar with MediaTek due to the acquisition of MStar by MediaTek; (ii) for our Infrastructure and Networking business we removed LSI (networking business) because it was acquired; and (iii) for our Connectivity business we added Nordic Semiconductor and NXP (NFC business) and removed Texas Instruments (wireless segment) and ST Microelectronics (wireless business) due to their respective exit from such businesses. Each of these changes was intended to provide a better and broader comparative peer group, to adjust for peers who have exited businesses in which they formerly operated, and to account for new competitors or competitors for which we could find adequate financial detail.

Beginning with the 2015 plan year, the Committee intends to compare Broadcom revenue performance with that of the semiconductor industry (excluding memory, discretes and optoelectronics) using data supplied by the World Semiconductor Trade Statistics (WSTS), in lieu of peer company data.

Specific Performance Measures.    The performance objectives applicable under the Cash Incentive Plan in 2014 were as follows:

Relative Revenue Performance (Weighted 35%) — Since weighted peer revenue growth for 2014 compared to 2013 was within plus or minus 10%, funding for this metric depended on our revenue growth as follows:

Funding Level	Broadcom Revenue Growth	Funding*
Threshold	Equals weighted peer revenue growth	25%
Target	Exceeds weighted peer revenue growth by 3.5 points	100%
Maximum	Exceeds weighted peer revenue growth between 3.5 points and 6 points or greater	200%

*	Funding between threshold, target and maximum is to be determined based on a pre-established distribution.

Operating Performance (Weighted 35%) — Since weighted peer revenue growth year is at or above 2.5%, operating margin (calculated on a non-GAAP basis5) is used and funding was determined as follows:

Funding Level	Broadcom Operating Margin	Funding*
Threshold	Greater than 21% and up to 22%	between > 0% and 50%
Target	23-24%	100%
Maximum	26% or greater	200%

*	Funding between threshold, target and maximum is to be determined based on a pre-established distribution.

Objective Strategic Component (Weighted 30%) — The last measure used to determine the bonus pool funding level is achievement of objective and quantifiable goals approved by the Committee at the beginning of the year. The goals, as described below, are first prepared each year by our leadership team as part of Broadcom’s annual planning process. Determining achievement for nearly all of the goals is based on a process of tracking and evaluating performance.

[5]	For purposes of calculating the non-GAAP operating margin, adjustments were made for certain non-cash, non-recurring, extraordinary and/or other items, such as certain charges related to acquisitions, stock-based compensation, impairment of long-lived assets, employer payroll tax expense on certain stock option exercises, settlement costs (gains), restructuring costs (reversals), gains and losses on strategic investments, non-operating gains, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets, and any extraordinary non-recurring items as described in FASB ASC Topic 225.

Actual Bonus Award Payout Calculations

In February 2015, Committee gave effect to the weighting per performance component which yielded a composite of 130.7% of target, as more fully described below.

•

Relative Revenue — The revenue growth rate of the weighted peer group was 3.81% and our revenue growth rate (as calculated above) for 2014 was 6.27%. Accordingly our revenue growth was 2.46 points above the weighted peer revenue growth rate, resulting in 79% performance against target.

•	Operating Performance — Our non-GAAP product operating margin for 2014, with the adjustments described above, was 27.2%. This achievement yielded 200% of target.

•

Strategic Component — Based on our achievement of company goals during 2014, the Committee funded this component of the bonus pool at 110% of the target level. The specific goals and achievement levels included, among others:

Goal Name	Level of Achievement	Commentary
Achieve corporate design win revenue target and improve overall conversion rate of design wins into revenue	Over Achieved	Exceeded target

Reduction of “operating expense inflation” (defined as core operating expense growth) by targeted number of basis points	Over Achieved	Exceeded target for reducing operating expense inflation rate

Expeditiously wind-down cellular baseband business	Over Achieved	Ramped down cellular operating expenses faster than expected, with substantially all related operating expenses removed by yearend. Overall, delivered savings in line with publicly disclosed target.

Grow revenue in wireless connectivity business and achieve design win and shipment targets for latest WiFi technology	Mixed	Missed target for wireless connectivity revenue growth; exceeded targets for design win and shipment targets for latest WiFi technology

Meet shipment and production targets for UltraHD platforms	Achieved

Achieve design win revenue targets for Embedded Processors and Automotive Ethernet	Mixed	Missed target for embedded processors; exceeded for Automotive Ethernet

Complete ERP development and begin testing	Over Achieved	Completed development ahead of plan

Meet 28 nanometer second source tape out targets and execute to plan on 16 nanometer FinFET development	Achieved

Achieve design win revenue targets for the Internet of Things market and the distributor channel	Over Achieved	Exceeded design win revenue targets for both

Publish employee engagement survey action plans within designated timeframe and design survey for 2015	Achieved

Improve on at least 20% of the goals from Broadcom’s 2013 Corporate Social Responsibility Scorecard and publish first Corporate Sustainability Report per Global Reporting Initiative guidelines	Over Achieved	Exceeded target

Prior to allocating a certain percentage of the bonus pool to each business group and department, the Committee reserved a small percentage of the total available pool (approximately 2.7%), from which Mr. McGregor made key achievement awards to a small number of high-performing individual contributors, most of whom were below the senior management level. These key achievement awards reduced the 130.7% achievement level to 128% and generally had the effect of reducing the actual bonus amounts awarded to our NEOs, including Mr. McGregor, who received an actual bonus at 128% of target, which aligns with the Company’s adjusted achievement level.

The allocations within the approved bonus pool to each business group and department were based on the Committee’s and Mr. McGregor’s review, after year-end, of the group’s or department’s performance and contributions during 2014, as well as the challenges faced during the year. In awarding the NEOs’ actual bonus awards, the Committee awarded bonuses that were not necessarily tied to the performance achievement of the Company against target that was used in establishing the bonus pool. Instead, the Committee took into account the individual bonus recommendations submitted by Mr. McGregor, the operating strategies and goals established for each NEO in consultation with Mr. McGregor at the commencement of the year and developments that occurred during the year, the performance and contribution to our financial results of the NEO’s division, business unit or other area of primary responsibility, the NEO’s department allocation, and other notable achievements of the NEO for the year.

The following chart summarizes the actual bonus awards paid to each of our NEOs (other than Dr. Samueli and Mr. Rango) and the actual bonuses as a percentage of his target annual cash bonus opportunity established by the Committee.

Named Executive Officer	Actual Cash Bonus	Actual Cash Bonus as a Percentage of Target Annual Cash Bonus Opportunity
Mr. McGregor	$1,880,000	128%
Mr. Brandt	$745,000	128%
Mr. Marotta	$745,000	152%
Dr. Ramaswami	$745,000	155%

The Committee took into account the following individual achievements, among others, of each NEO when determining his bonus award:

•

For Mr. McGregor, his integral contribution to Broadcom’s performance during 2014, including outperformance of weighted peer revenue growth and achievement of record revenue ($8.43 billion); strong growth in profitability, with non-GAAP product gross margin expanding by 150 basis points and reportable segment operating margin expanding 130 basis points, strong total shareholder return; achievement of a number of business goals, including his part in expeditiously winding down our cellular baseband business; leading business growth enablers, including completion of our new Enterprise Resource Planning development; and demonstrating corporate leadership by improving scores for the goals in the company’s Social Responsibility Scorecard and publishing the first Corporate Sustainability Report per the Global Reporting Initiative guidelines.

•

For Mr. Brandt, his contributions to managing the business with respect to its targeted financial model; his role in assessing and implementing Broadcom’s exit from the cellular baseband business and in redesigning Broadcom’s financial model following such exit; his role in completing the global design for a new Enterprise Resource Planning system; and his role in refining processes and activities in the information technology, real estate and corporate communications functions.

•

For Mr. Marotta, the Broadband business’ achievement of revenue growth well ahead of peer companies and exceeding preset financial goals, achievement of a number of product goals, including tapeouts, sampling and shipments of specified products; and his assumption of leadership of the connectivity business and its integration into the new Broadband and Connectivity Group.

•

For Dr. Ramaswami, his business group’s achievement of revenue growth well ahead of peer companies and operating income in excess of the preset target; his pivotal role in prioritizing resources and investments, including Broadcom’s first divestiture; and his role in strong execution with a variety of new products for his business group.

In connection with his departure from Broadcom, Mr. Rango received a bonus award of $500,000 as part of his severance payable under our Severance Benefit Plan for Vice Presidents and Above.

D. The Role of Long-Term Incentive Awards.    The Committee continues to emphasize RSU awards (both performance-based and service-based), which it has determined is most consistent with the equity award practices of the companies in our compensation peer group and its goal of reducing our corporate-wide rate of dilution. In addition, the Committee believes RSU and PRSU awards provide a more direct correlation between the compensation expense we must record for financial reporting purposes and the actual value delivered to our executive officers and other employees and are less subject to market volatility than stock options and therefore offer a more balanced and competitive long-term incentive compensation opportunity.

Each RSU granted to our executive officers entitles the recipient to receive one share of our common stock at the time of vesting. Service-based RSUs and PRSUs typically vest quarterly over a four-year period of continued service measured from the Committee approval date of the award. Each equity award will provide a return to an executive officer only to the extent he or she remains employed with us during the vesting period.

The Committee approves equity awards for our executive officers, including our NEOs, in connection with the annual review of their individual performance. The annual awards are typically made during the first quarter of the year and represent the majority of the equity compensation granted for the year under our long-term incentive compensation program. Each award is designed to align the interests of our executive officers with those of our shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

PRSU Program

In 2011, the Committee adopted the PRSU Program under which our officers, including our NEOs, are granted PRSU awards, with the number of shares of our common stock subject to such awards based on our actual performance as measured against one or more pre-established metrics determined by the Committee for the applicable performance cycle. Accordingly, PRSU awards are granted only if the target levels for the applicable performance metrics are achieved. Thereafter, they vest on a time basis over a four year period. For any given performance period, the Committee may select from a range of business criteria specified in the PRSU Program.

The Committee sets the number of shares of our common stock to be covered by the PRSU awards based on the total target value of the equity awards that it determines to grant to our officers in the form of RSU awards for the year. Through the 2014 performance cycle, our executive officers, including our NEOs, generally received 75% of their targeted equity awards in the form of service-based RSU awards and 25% in the form of PRSU awards. The Committee has determined that, beginning with the 2015 performance cycle, our executive officers, including our NEOs, will receive 50% of their targeted equity awards in the form of service-based RSU awards, and 50% in the form of PRSU awards under the PRSU Program.

Under our prior PRSU Program, if the performance goals were achieved for an applicable performance cycle, the Committee approved for grant to participants a specified number of PRSUs in each of the three years following the performance cycle year, subject to participants’ continued employment on the applicable grant date in each of the three years, referred to as the Retention Period. As a result of the one-year performance cycles and subsequent three-year Retention Periods, if the performance goals were achieved in consecutive years, a participant could be granted multiple PRSU awards in a given year reflecting earned grants from different years. Beginning with the 2015 performance cycle, a PRSU award will be made (subject to achievement of metrics) only in the year following the performance cycle, thereby eliminating the subsequent Retention Period grants.

The following chart illustrates the Retention Period and vesting requirements for the grants awarded in 2014 in connection with the 2013 performance cycle.

Year	PRSU Grants	Vesting Period

2014	PRSU Grant for X number of shares of Common Stock as determined by the Compensation Committee, in its sole discretion, for the performance goals achieved in 2013	February 2014- February 2018

2015	Same number of PRSU Grant shares as granted in 2014 for the performance goals achieved in 2013	February 2015- February 2019

2016	Same number of PRSU Grant shares as granted in 2014 for the performance goals achieved in 2013	February 2016- February 2020

As shown above, each of the PRSU awards granted during the three-year Retention Period vests quarterly over a four-year period, subject to the executive officer’s continued employment through each vesting date. Therefore, in order for a program participant to realize any value from the PRSU award, first the performance goals must be met, then the participant must remain employed through the grant date of each grant and through the vesting dates of each grant.

Other than PRSU awards granted in connection with the 2010 performance cycle (the first cycle under the PRSU Program), the Committee may grant awards under the PRSU Program that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, and such are intended to comply with Section 162(m), both in their design and administration. The Committee determines the performance goals and the maximum and target value applicable to a PRSU award intended to be “qualified performance-based compensation” no later than the latest date permitted by Section 162(m). In addition, the Committee may reduce (including to zero), but not increase, the maximum value of a PRSU award or the number of shares of our Class A common stock subject to a PRSU award below the amount or number of shares determined based on the achievement of the applicable performance goals. The maximum number of shares of our Class A common stock underlying a PRSU award to any participant will not exceed 9,000,000 shares with respect to any performance cycle.

2014 PRSU Awards for 2013 PRSU Performance Cycle

In February 2013 the Committee designated the 2013 performance cycle under the PRSU Program to be January 1, 2013 through December 31, 2013. The threshold performance goal for the 2013 performance cycle was the achievement of $2 billion in gross profit. Assuming achievement of this threshold performance goal, the Committee had the authority under the PRSU Program to grant, in its sole discretion, PRSU awards based on our level of achievement of the following two performance goals:

•	relative revenue growth that exceeded weighted peer revenue growth; and

•

either (i) in a year of positive weighted peer revenue growth, non-GAAP product operating margin that exceeded 18%; or (ii) in a year of negative weighted peer revenue growth, cash flow from operations must be at least $1.00 billion.[6]

It was the Committee’s intent to exercise “negative” discretion and not grant any PRSU awards for the 2013 performance cycle unless both the revenue growth and product operating margin/free cash flow goals were met.

For 2013, our GAAP gross profit was $4.22 billion, which exceeded the threshold performance goal. Additionally, weighted peer revenue growth was 1.06% for 2013. Accordingly, with respect to the second performance metric, the Committee used non-GAAP product operating margin for purposes of its deliberations. For 2013 (i) our revenue growth rate was 5.03%, which exceeded the weighted peer revenue growth rate; and (ii) we

[6]	The determination whether to use non-GAAP product operating margin or free cash flow metric was to be made solely and objectively on the basis of weighted peer revenue growth.

achieved non-GAAP product operating margin of 20.5% (as adjusted). Accordingly, all goals were met for the 2013 performance cycle. In determining the number of shares of our common stock to award to each executive officer, the Committee first determined the aggregate number of RSUs (including PRSUs) to be awarded in 2014 to each executive officer (based on prior year performance and target compensation levels) and then awarded 75% of such shares in the form of a service-based RSU award and 25% in the form of a PRSU award. Since the 2013 performance cycle goals were met, in 2015 the Committee also approved for grant to each NEO (other than Mr. Rango), and in 2016 will approve for grant to each NEO, the same number of PRSUs granted in 2014 for the 2013 performance cycle, subject to the NEO’s continued employment on each grant date, which PRSUs will vest over a similar four-year period, measured from the month during the applicable Committee grant approval date.

At its February 20, 2014 meeting, the Committee awarded the following RSU and PRSU awards to the NEOs:

Named Executive Officer	RSUs (service based)	Performance Based RSUs (2013 Performance Cycle)	Performance Based RSUs (2012 Performance Cycle)	Performance Based RSUs (2011 Performance Cycle)
Mr. McGregor	228,596	76,199	66,486	53,086
Mr. Brandt	96,319	32,107	27,199	20,571
Dr. Samueli	114,298	38,100	33,243	26,543
Mr. Marotta	81,679	27,227	19,644	15,926
Dr. Ramaswami	81,679	27,227	19,644	15,926
Mr. Rango	82,192	27,398	21,155	17,253

E. Compensation Arrangement for Dr. Samueli

Dr. Samueli is one of our co-founders and holds a substantial equity ownership. Dr. Samueli’s base salary for 2014 was at the nominal level of $37,440, the minimum required under various applicable laws, in accordance with his voluntary agreement to maintain his base salary at that amount. As with prior years, Dr. Samueli also voluntarily declined to participate in the Cash Incentive Plan during 2014. Because of these factors, his compensation cannot be realistically assessed or compared to competitive market data. As a result, the Committee has not relied on market data in determining Dr. Samueli’s long-term incentive compensation but has instead deemed it more appropriate and reasonable to size his equity awards in relation to the comparable awards made each year to Mr. McGregor. In 2014, consistent with past practices, the Committee set Dr. Samueli’s equity awards at 50% of the comparable awards made to Mr. McGregor. The awards were made in recognition of the valuable strategic technical contributions Dr. Samueli made in 2013 and the fact that he received nominal cash compensation during the year.

F. Other Compensation and Benefits

We do not currently offer retirement or pension benefits or any non-qualified deferred compensation plans. Instead, we provide our NEOs with the opportunity to accumulate retirement income primarily through appreciation of their equity awards. Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with any significant perquisites or other personal benefits, other than those offered to our employees generally. Our NEOs are eligible to participate in our 1998 Employee Stock Purchase Plan and 401(k) Employee Savings Plan on the same basis as all other regular U.S. employees.

VI.    Other Policies and Factors Affecting Executive Officer Compensation

A. Severance Arrangements

CEO Severance Benefits.    Pursuant to his employment agreement, Mr. McGregor is eligible to receive certain severance payments and benefits in the event his employment is terminated by reason of his death or disability, a resignation for good reason or an involuntary termination without cause. These severance payments and benefits were initially developed through an arm’s length negotiation with Mr. McGregor prior to his commencement of employment in January 2005 and were structured on the basis of the market data that the Committee obtained from Frederic W. Cook & Co., Inc., (the Committee’s prior compensation consultant), regarding similar severance programs for chief executive officers.

Severance Benefits for other NEOs.    In 2004, in connection with our search for a new chief executive officer, we adopted a special executive officer retention program under which certain severance payments and benefits will be payable to our current executive officers (other than Mr. McGregor and Dr. Samueli) if their employment is terminated under certain defined circumstances following a change in control of the Company or upon their death or disability or the appointment of a new chief executive officer, the latter of which was subsequently removed as a triggering event. This program automatically renews each year unless the Committee expressly determines that the automatic extension for such year will not apply. The Committee has periodically reviewed and amended this program.

The severance payments and benefits provided to our current NEOs other than Mr. McGregor and Dr. Samueli are payable only if a qualifying termination of employment occurs within 24 months following a change in control of the Company. The applicable severance payments and benefits for Mr. McGregor and the other NEOs are further discussed under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

The Committee continues to believe that our severance agreements promote important goals crucial to our long-term financial success. The agreements create incentives for our NEOs to obtain the highest possible value for our shareholders, should we become subject to an acquisition, by protecting their equity awards, the most significant component of their total compensation, in the event their employment were terminated in connection with the acquisition. Accordingly, for all participating NEOs (other than Mr. McGregor), the program provides for accelerated vesting of all of the NEO’s outstanding equity awards on a so-called “double trigger” basis, which requires that we undergo a substantial change in control or ownership and that the participating NEO’s employment be terminated within a designated limited period following the acquisition. The agreements are also intended to retain qualified executive officers who could have other job alternatives that may appear to provide them with more financial security absent the program, particularly given the significant level of acquisition activity in the technology sector and our predominant reliance on equity compensation. Finally the agreements allow our NEOs to continue to focus their attention on our business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail.

In addition to the severance agreements described above, effective June 1, 2010, the Committee adopted a severance benefit plan (referred to as the severance benefit plan) for employees who hold the title of Vice President, Senior Vice President or Executive Vice President. All NEOs other than Mr. McGregor and Dr. Samueli participate in the severance benefit plan. Under the severance benefit plan, if we terminate a participant’s employment other than for “cause” (as defined in the severance benefit plan) or the employee terminates his or her employment for “good reason” (as defined in the severance benefit plan), the employee may be eligible to receive certain payments and benefits, as further discussed under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

B. Share Ownership and Pledging Policy.    The Board of Directors has adopted a share ownership policy for our executive officers. The policy was initially adopted in 2005, amended in February 2011 to significantly increase the share ownership requirement, and amended again in January 2013 to, among other items, add a policy with respect to the pledging of Company securities. The policy requires beneficial ownership of shares of our Class A common stock at the following multiples of base salary:

Officer	Required Share Ownership (as Multiple of Base Salary)
Chief Executive Officer	6x
Executive Vice President	2x
Other Section 16 Officer	1x

Since Dr. Samueli’s base salary has remained at a nominal level (the minimum required under various applicable laws), the policy provides that he is required to hold the number of shares of our common stock applicable to the highest paid Executive Vice President. The policy further provides that our executive officers must attain recommended ownership levels within five years of hire or promotion, or adoption of the policy, whichever is later. The Committee reviews the ownerships levels for executive officers covered by the policy (including all NEOs) on an annual basis. As of March 27, 2015, all of our NEOs were in compliance with the share ownership policy.

C. Pledging of Company Securities

In January 2013, the Committee amended the stock ownership policy to provide that our executive officers are generally restricted from holding Company securities in a margin account or pledging Broadcom securities as collateral for a loan. Upon application from an executive officer, the Committee will evaluate whether limited exceptions should be made to the pledging restriction. Exceptions may be granted based on, among other considerations, an executive officer’s demonstrated financial capacity to, among other things, repay the loan without resorting to the pledged securities, the size of the loan, the percentage of securities proposed to be pledged representing no more than 15% of the executive officer’s ownership of Broadcom securities and the securities to be pledged not including any securities required to be held by the executive officer pursuant to the policy. These restrictions apply as of the January 15, 2013 adoption date. None of our executive officers currently have any Broadcom securities subject to a pledging arrangement.

D. Hedging Policy

Under our insider trading policy, all employees (including our executive officers) and the members of the Board of Directors are prohibited from engaging in any transaction involving puts, calls, collars, forward sales contracts (pre-paid or otherwise), warrants or other options, or any other derivative securities relating to Broadcom securities.

E. Market Timing of Stock Option Grants.

Through 2010, we made annual grants of options to purchase shares of our Class A common stock to existing executive officers and other employees in connection with our annual employee review process. Our equity award policy requires that the grant date for such stock options be on a date that our “trading window” is open and that is at least two business days following our public release of annual financial results. The current practice of the Committee is to grant stock options only in connection with acquisition transactions. In such a case, the grant date for stock options granted to newly-hired or newly-acquired employees would occur at the first Committee meeting at which such approval is practical following such employees’ actual employment commencement date, provided that the trading window is open. Accordingly, all stock option grants are made when our trading window is open and all material information is public. All stock option grants have an exercise price per share equal to the closing selling price per share of our Class A common stock on the grant date. RSUs granted to all employees are made on regularly scheduled quarterly dates.

F. Income Tax Considerations

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held corporations for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. This limitation does not apply to compensation that is considered “qualified performance-based compensation” for purposes of Section 162(m); certain types of performance-based compensation are excluded from the $1.0 million deduction limit if specific requirements are met.

Generally, the Committee considers the impact of Section 162(m) when designing our short-term and long-term incentive compensation programs so that awards may be granted under these programs in a manner that qualifies them as “performance-based compensation” for purposes of Section 162(m). We believe that in establishing these programs for our executive officers, however, the potential tax deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor, particularly during periods when such deductions will not meaningfully impact our taxes because of our substantial federal net operating loss and tax credit carryforwards. We believe it is important to maintain cash and equity incentive compensation at the levels and with the design features needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Committee has granted, and may continue to grant, awards under which payments may not be deductible under Section 162(m) when the Committee determines that such non-deductible arrangements are otherwise in the best interests of the company and in furtherance of the stated objectives for our executive compensation program.

G. Accounting Implications

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

H. Compensation Recovery Policy

In November 2014, the Committee adopted an Incentive Compensation Repayment Policy (commonly referred to as a “Clawback Policy”) and approved an accompanying form of Incentive Compensation Repayment Policy Acknowledgment. Effective as of December 4, 2014, our Clawback Policy covers cash and equity compensation earned on the basis of performance by any current or former employee of the Company who is or was designated an “officer” under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, at the time such compensation was earned. All of our current officers have agreed to be bound by the Clawback Policy pursuant to the Acknowledgment.

Under our Clawback Policy, in the event our financial statements are required to be restated as a result of material non-compliance with any financial reporting requirements under the federal securities laws, the Committee shall determine whether such restatements are due to an officer’s intentional deception, breach of fiduciary duty for the purpose of securing unfair or unlawful gain, or concealment of such wrongdoing. In such event, the Committee may seek reimbursement or forfeiture of some or all of the amount of incentive compensation awarded in excess of what otherwise would have been earned under the restated financial statements during the three-year period preceding the date on which we publicly disclosed the restatement. Our Clawback Policy applies in addition to any other remedies available to us, including termination of employment or institution of civil or criminal proceedings.

VII.    2015 Executive Compensation Decisions

A. Base Salary Increases.    At its February 19, 2015 meeting, the Committee increased the annual base salaries in effect for our current NEOs (other than Dr. Samueli, whose salary remained the same) as follows:

Named Executive Officer	2014 Annual Base Salary	2015 Annual Base Salary	Percentage Increase
Mr. McGregor	$980,000	$1,035,000	5.6%
Mr. Brandt	$582,000	$625,000	7.4%
Mr. Marotta	$490,000	$510,000	4.1%
Dr. Ramaswami	$480,000	$500,000	4.2%

B. Incentive Cash Compensation.    On February 19, 2015, the Committee established the financial performance metrics for the 2015 plan year of the Cash Incentive Plan. The program is generally consistent with the programs for prior years, with the following key changes: (i) the Committee will compare Broadcom revenue performance with that of the semiconductor industry (excluding memory, discretes and optoelectronics) using data supplied by the World Semiconductor Trade Statistics (WSTS), in lieu of peer company data; and (ii) the operating margin goal will now include stock-based compensation.

C. Long-Term Incentive Compensation.

2015 PRSU Awards for 2014 Performance Cycle.    In February 2014, the Committee designated the 2014 performance cycle under the PRSU Program to be January 1, 2014 through December 31, 2014. For the 2014 performance cycle, the Committee revised the PRSU Program to include the addition of PRSU awards based on a performance metric of relative TSR. Under that program, the Committee first determined the aggregate number of targeted RSUs that may be awarded in 2015 to each NEO and then awarded 75% of such RSUs in the form of service-based RSUs. The remaining 25% of the aggregate number of targeted RSUs were then equally divided into PRSUs having separate performance goals: (i) 12.5% of such targeted RSUs were granted based on achievement of the same “operational metrics” employed in prior years (revenue growth that exceeds weighted peer revenue growth and achieving either a non-GAAP product operating margin or a free cash flow target (depending on whether the performance cycle year is one of weighted peer revenue growth or decline)) and (ii) the remaining 12.5% of such targeted RSUs were granted based on our one year stock price performance relative to the other companies in the SOX Index. For the relative TSR component the metrics were as follows:

•

If we achieved stock price performance at the 50th percentile of the SOX Index, the number of PRSUs that would be granted with respect to the TSR performance metric would equal 12.5% multiplied by the aggregate number of targeted RSUs for such year.

•	In a performance year in which our stock price performs below the 50th percentile of the SOX Index, no PRSUs would be granted with respect to the TSR performance metric.

•

In a performance year in which our stock price performed above the 50th percentile of the SOX Index, the number of PRSUs that would be granted with respect to the TSR performance metric would increase from 12.5% up to a maximum of 37.5% of the aggregate number of targeted RSUs for such year, determined on a straight-line linear basis.

If the operational metrics applicable to the 2014 performance cycle were achieved, the number of PRSUs awarded in 2015 based on such achievement will also be awarded in 2016 and 2017. However, the PRSUs granted in 2015 based on the achievement level of the relative TSR metric would only consist of only a single grant in 2015. The threshold performance goal applicable to the 2014 performance cycle was again achievement of $2 billion in GAAP gross profit.

2014 Performance Cycle Results

Operational Metrics:     As shown in the table below, all goals for the first set of performance goals were met for the 2014 performance cycle.

Gross Profit	$4.33 billion
Revenue	weighted peer revenue growth = 3.81% company revenue growth = 6.27%
Non-GAAP Operating Margin	27.2%

In determining the number of shares of our common stock to award to each executive officer, the Committee first determined the aggregate number of RSUs (including PRSUs) to be awarded in 2015 to each executive officer (based on prior year performance and target compensation levels) and then awarded 75% of such shares in the form of a service-based RSU award and 25% in the form of a PRSU award. Since the 2014 performance cycle operational goals were met, the Committee will approve in 2016 and 2017 a grant to each NEO of the same number of PRSUs granted in 2015, subject to the NEO’s continued employment on each grant date, which PRSUs will vest over a similar four-year period, measured from the month during the applicable Committee grant approval date.

Relative TSR Metric:    For 2014, our total shareholder return was 47%, which equated to achievement of 214% achievement for this metric, or a grant of 26.8% of the total targeted equity RSUs for each NEO. Unlike the PRSU grants relating to the operational metrics described above, the PRSU grant relating to the relative TSR component occurs only once, in the year following the applicable performance cycle.

Broadcom TSR Performance vs. 2014 Members of the SOX

At its February 19, 2015 meeting, the Committee awarded the following RSU and PRSU awards to the NEOs:

Named Executive Officer	RSUs (service based)	PRSUs (2014 Performance Cycle: Operational Metrics)	PRSUs (2014 Performance Cycle: Relative TSR Metric)	PRSUs (2013 Performance Cycle)	PRSUs (2012 Performance Cycle)
Mr. McGregor	200,799	33,467	71,619	76,199	66,486
Mr. Brandt	68,695	11,450	24,501	32,107	27,199
Dr. Samueli	100,400	16,734	35,810	38,100	33,243
Mr. Marotta	68,695	11,450	24,501	27,227	19,644
Dr. Ramaswami	68,695	11,450	24,501	27,227	19,644

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, referred to in this proxy statement as the Securities Act, or under the Exchange Act that might incorporate future filings made by Broadcom under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2015 Annual Meeting of Shareholders.

Submitted by the Compensation Committee of the Board:

Eddy W. Hartenstein, Chair

John E. Major

William T. Morrow

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Broadcom by our Chief Executive Officer, our Chief Financial Officer, each of our other three most highly compensated executive officers whose total compensation for 2014 was in excess of $100,000 and who were serving as executive officers at the end of 2014, and by our former Executive Vice President, Mobile and Wireless Group.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Scott A. McGregor	2014	$983,769	$1,880,000	$13,582,442	$5,200	$16,451,411
President and	2013	977,154	1,631,700	13,333,733	5,100	15,947,687
Chief Executive Officer	2012	932,615	2,312,400	11,819,030	5,000	15,069,045

Eric K. Brandt	2014	580,685	745,000	5,723,013	5,200	7,053,898
Executive Vice President	2013	558,846	621,600	5,454,725	5,100	6,640,271
and Chief Financial Officer	2012	531,077	900,000	4,579,927	5,000	6,016,004

Henry Samueli, Ph.D.	2014	36,912	0	6,791,265	0	6,828,177
Co-Founder, Chairman of the Board	2013	33,408	0	6,666,885	0	6,700,293
and Chief Technical Officer	2012	33,408	0	5,909,534	0	5,942,942

Daniel A. Marotta	2014	486,231	745,000	4,853,153	4,812	6,089,196
Executive Vice President and	2013	452,615	600,000	3,939,570	4,238	4,996,423
General Manager, Broadband and Connectivity Group	2012	426,577	750,000	3,545,765	5,000	4,727,342

Rajiv Ramaswami, Ph.D.(5)	2014	476,192	745,000	4,853,153	5,200	6,079,545
Executive Vice President and
General Manager, Infrastructure and Networking Group

Robert A. Rango(6)	2014	371,154	500,000	4,883,634	4,250,201	10,004,989
Former Executive Vice	2013	496,962	400,000	4,242,602	3,777	5,143,341
President and General Manager, Mobile and Wireless Group	2012	464,192	725,000	3,841,208	5,000	5,035,400

(1)	Includes compensation deferred under our 401(k) employee savings plan.

(2)

The amounts shown for 2014 represent the bonuses paid under our Performance Bonus Plan, referred to above as our Cash Incentive Plan, to our named executive officers based on our performance under pre-established financial metrics, the Compensation Committee’s determination of the strategic component of the bonus pool, and the Committee’s assessment of the individual performance and contributions of the executive for the year. For a description of these determinations, see “Compensation Discussion and Analysis — V. 2014 Compensation Decisions — C. The Role of Annual Incentive Cash Compensation.”

(3)

The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of our Class A common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Note 1 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our 2014 Form 10-K. The actual value that an executive will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

(4)

It is not the practice of the Compensation Committee or Broadcom to provide its executive officers with any significant perquisites. The amounts shown for 2014 as All Other Compensation represent matching contributions made under our 401(k) employee savings plan during 2014. The amounts shown exclude income attributable to life insurance coverage paid by us. The 401(k) contributions and life insurance coverage are provided to our executive officers on the same basis as that provided to all other regular U.S. employees.

For Mr. Rango, includes the benefits paid under our Severance Benefit Plan for Vice Presidents and Above as described in more detail on page 72.

(5)	Dr. Ramaswami was not a named executive officer for 2013 or 2012.

(6)	Mr. Rango departed from Broadcom on September 26, 2014.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 31, 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock(2)
Scott A. McGregor	February 20, 2014	228,596	$6,844,164
	February 20, 2014	76,199	2,281,398
	February 20, 2014(3)	76,199	2,245,585
	February 20, 2014(3)	76,199	2,211,295
Eric K. Brandt	February 20, 2014	96,319	2,883,791
	February 20, 2014	32,107	961,284
	February 20, 2014(3)	32,107	946,193
	February 20, 2014(3)	32,107	931,745
Henry Samueli, Ph.D.	February 20, 2014	114,298	3,422,082
	February 20, 2014	38,100	1,140,714
	February 20, 2014(3)	38,100	1,122,807
	February 20, 2014(3)	38,100	1,105,662
Daniel A. Marotta	February 20, 2014	81,679	2,445,469
	February 20, 2014	27,227	815,176
	February 20, 2014(3)	27,227	802,380
	February 20, 2014(3)	27,227	790,128
Rajiv Ramaswami, Ph.D.	February 20, 2014	81,679	2,445,469
	February 20, 2014	27,227	815,176
	February 20, 2014(3)	27,227	802,380
	February 20, 2014(3)	27,227	790,128
Robert A. Rango	February 20, 2014	82,192	2,460,828
	February 20, 2014	27,398	820,296
	February 20, 2014(3)	27,398	807,419
	February 20, 2014(3)	27,398	795,090

(1)

The stock awards reported in the above table represent RSUs issued under our 2012 Stock Incentive Plan. For each executive the first award listed represents time-based RSUs and the second, third and fourth awards listed represent PRSUs related to the 2013 Performance Cycle as detailed in footnote three below. Each RSU entitles the executive to receive one share of our Class A common stock at the time of vesting without the payment of an exercise price or other consideration. The RSUs generally vest in 16 successive quarterly installments upon the executive’s completion of each three-month period of service over a four-year service period, measured from the grant date.

The RSUs granted to all of our named executive officers (other than Dr. Samueli and Mr. Rango) will vest on an accelerated basis upon the executive’s termination of employment under certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included in this proxy statement under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

(2)

The dollar value of RSUs shown represents the grant date fair value in accordance with FASB ASC Topic 718, calculated on the basis of the closing price of the underlying shares of our Class A common stock on the grant date and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

(3)

Such PRSU awards are included in the table above because they were considered granted under FASB ASC Topic 718; however, the second tranche of the 2013 Performance Cycle RSUs were not approved by the Committee for grant until February 19, 2015, and the third tranche will not be approved by the Committee for grant until focal equity grants are made in 2016. Until such awards are actually approved by the Committee they are not subject to the acceleration provisions of the Change in Control Severance Benefit Agreements.

Once awarded, each PRSU will vest in 16 successive quarterly installments upon the executive’s completion of each three-month period of service over a four-year service period, measured from the date that is at or near the date the Committee approves the award.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2014. As of the end of 2014, none of the named executive officers held any unearned equity incentive plan awards subject to performance vesting requirements.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)
Scott A. McGregor	230,000	0	32.9300	05/02/2017
	250,000	0	27.7400	04/23/2018
	300,000	0	23.1700	04/27/2019
	325,000	0	29.3900	02/04/2020
					865,340	(3)	$37,495,182
Eric K. Brandt	87,500	0	32.9300	05/02/2017
	100,000	0	27.7400	04/23/2018
	150,000	0	23.1700	04/27/2019
	120,000	0	29.3900	02/04/2020
					351,676	(4)	$15,238,121
Henry Samueli, Ph.D.	0	0
					414,064	(5)	$17,941,393
Daniel A. Marotta	38,036	0	41.1500	05/04/2016
	4,593	0	27.7400	04/23/2018
	16,756	0	23.1700	04/27/2019
	17,187	0	29.3900	02/04/2020
					278,204	(6)	$12,054,579
Rajiv Ramaswami, Ph.D.	45,833	0	29.3900	02/04/2020
					278,204	(7)	$12,054,579
Robert A. Rango	0	0
					0		0

(1)

Each RSU generally vests, and the shares become issuable upon vesting, in 16 successive quarterly installments (on the 5th day of February, May, August and November) over a four-year service period, generally measured from the grant date, subject to continued service with us on the vesting date.

(2)

Represents the fair market value per share of our common stock December 31, 2014 ($43.33) multiplied by the number of shares underlying RSUs that had not vested as of December 31, 2014. For PRSU awards that have not yet been granted by the Committee, represents such fair market value multiplied by the number of shares underlying RSUs.

(3)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 5, 2011	RSU	9,307	All 9,307 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	3,103	All 3,103 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	15,512	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013	PRSUs related to 2010 performance cycle	27,921	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012	RSU	49,768	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	16,590	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013	PRSUs related to 2011 performance cycle	29,861	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012, but awarded by the Committee on February 20, 2014	PRSUs related to 2011 performance cycle	43,133	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013	RSU	112,195	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013	PRSUs related to 2012 performance cycle	37,399	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013 but awarded by the Committee on February 20, 2014	PRSUs related to 2012 performance cycle	54,020	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013 but awarded by the Committee on February 19, 2015*	PRSUs related to 2012 performance cycle	66,486	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014	RSU	185,735	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014	PRSUs related to 2013 performance cycle	61,912	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 20, 2014 but awarded by the Committee on February 19, 2015*	PRSUs related to 2013 performance cycle	76,199	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014 but to be awarded by the Committee in February 2016*	PRSUs related to 2013 performance cycle	76,199	Vests in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2014.

(4)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 5, 2011	RSU	3,103	All 3,103 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	1,035	All 1,035 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	5,171	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013	PRSUs related to 2010 performance cycle	9,308	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012	RSU	19,286	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	6,429	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013	PRSUs related to 2011 performance cycle	11,572	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012, but awarded by the Committee on February 20, 2014	PRSUs related to 2011 performance cycle	16,714	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013	RSU	45,898	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013	PRSUs related to 2012 performance cycle	15,300	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 14, 2013, but awarded by the Committee on February 20, 2014	PRSUs related to 2012 performance cycle	22,100	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013, but awarded by the Committee on February 19, 2015*	PRSUs related to 2012 performance cycle	27,199	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014	RSU	78,260	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014	PRSUs related to 2013 performance cycle	26,087	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014 but awarded by the Committee on February 19, 2015*	PRSUs related to 2013 performance cycle	32,107	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014 but to be awarded by the Committee in February 2016*	PRSUs related to 2013 performance cycle	32,107	Vests in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2014.

(5)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 5, 2011	RSU	1,552	All 1,552 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	518	All 518 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	2,586	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013	PRSUs related to 2010 performance cycle	4,654	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012	RSU	24,885	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 16, 2012	PRSUs related to 2011 performance cycle	8,295	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013	PRSUs related to 2011 performance cycle	14,931	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012, but awarded by the Committee on February 20, 2014	PRSUs related to 2011 performance cycle	21,567	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013	RSU	56,098	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013	PRSUs related to 2012 performance cycle	18,700	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013, but awarded by the Committee on February 20, 2014	PRSUs related to 2012 performance cycle	27,010	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013, but awarded by the Committee on February 19, 2015*	PRSUs related to 2012 performance cycle	33,243	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014	RSU	92,868	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014	PRSUs related to 2013 performance cycle	30,957	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014 but awarded by the Committee on February 19, 2015*	PRSUs related to 2013 performance cycle	38,100	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014 but to be awarded by the Committee in February 2016*	PRSUs related to 2013 performance cycle	38,100	Vests in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2014.

(6)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 5, 2011	RSU	2,275	All 2,275 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	759	All 759 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	3,792	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013	PRSUs related to 2010 performance cycle	6,826	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012	RSU	14,931	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	4,977	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013	PRSUs related to 2011 performance cycle	8,959	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012, but awarded by the Committee on February 20, 2014	PRSUs related to 2011 performance cycle	12,940	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013	RSU	33,149	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013	PRSUs related to 2012 performance cycle	11,050	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013, but awarded by the Committee on February 20, 2014	PRSUs related to 2012 performance cycle	15,961	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013, but awarded by the Committee on February 19, 2015*	PRSUs related to 2012 performance cycle	19,644	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014	RSU	66,365	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 20, 2014	PRSUs related to 2013 performance cycle	22,122	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014 but awarded by the Committee on February 19, 2015*	PRSUs related to 2013 performance cycle	27,227	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014 but to be awarded by the Committee in February 2016*	PRSUs related to 2013 performance cycle	27,227	Vests in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2014.

(7)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 5, 2011	RSU	2,275	All 2,275 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	759	All 759 shares that were unvested as of December 31, 2014 vested on February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	3,792	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013	PRSUs related to 2010 performance cycle	6,826	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012	RSU	14,931	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	4,977	Vests in five quarterly installments over the period measured from November 5, 2014 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013	PRSUs related to 2011 performance cycle	8,959	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 16, 2012, but awarded by the Committee on February 20, 2014	PRSUs related to 2011 performance cycle	12,940	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting as of 12/31/2014	Vesting Schedule
February 14, 2013	RSU	33,149	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013	PRSUs related to 2012 performance cycle	11,050	Vests in nine quarterly installments over the period measured from November 5, 2014 through February 5, 2017

February 14, 2013, but awarded by the Committee on February 20, 2014	PRSUs related to 2012 performance cycle	15,961	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 14, 2013, but awarded by the Committee on February 19, 2015*	PRSUs related to 2012 performance cycle	19,644	Will vest in 16 quarterly installments once approved by the Committee over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014	RSU	66,365	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014	PRSUs related to 2013 performance cycle	22,122	Vests in 13 quarterly installments over the period measured from November 5, 2014 through February 5, 2018

February 20, 2014 but awarded by the Committee on February 19, 2015*	PRSUs related to 2013 performance cycle	27,227	Vests in 16 quarterly installments over the period measured from February 5, 2015 through February 5, 2019

February 20, 2014 but to be awarded by the Committee in February 2016*	PRSUs related to 2013 performance cycle	27,227	Vests in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2014.

The options and RSUs awarded to each of our named executive officers (other than Dr. Samueli and Mr. Rango) will vest on an accelerated basis upon the officer’s termination of employment under certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included below under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2014:

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Scott A. McGregor	1,437,123	$21,791,161	294,990	$10,309,084
Eric K. Brandt	87,500	987,875	113,765	3,980,923
Henry Samueli, Ph.D.	0	0	120,861	4,243,235
Daniel A. Marotta	115,613	1,611,707	87,340	3,058,394
Rajiv Ramaswami, Ph.D	91,667	862,196	89,528	3,121,824
Robert A. Rango	483,345	3,938,853	66,690	2,170,077

(1)	Based on the amount by which the market price of a share of our Class A common stock on the dates of exercise exceeded the applicable exercise price per share of the option.

(2)	Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

Severance and Change in Control Arrangements with Named Executive Officers

None of our named executive officers has an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, we have entered into agreements with all our executive officers that provide certain severance benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized below.

McGregor Agreement.    In October 2004 we entered into an offer letter agreement with Mr. McGregor. The severance benefits portion of that letter agreement was amended in August 2008. Minor amendments to that section were also made to the agreement in 2009 to (i) comply with changes made to Section 162(m) of the Internal Revenue Code; and (ii) address certain ambiguities regarding post-employment coverage under our employee benefit plans. Additional minor amendments were made in 2010 to address interpretations under Section 409A of the Internal Revenue Code. The agreement provides that if we terminate Mr. McGregor’s employment other than for cause or disability or if Mr. McGregor terminates his employment for good reason (each a “qualifying termination”), he will receive the following severance benefits:

•

Cash severance equal to three times the sum of (i) his then current annual base salary and (ii) the average of his annual bonuses for the three years immediately preceding the year in which the qualifying termination occurs. The cash severance will be paid in regular payroll installments over a 36 month period.

•	Payment of any cash bonuses as to which the applicable performance goals have been attained at the time of the qualifying termination but not the applicable service vesting requirements.

•	One or more discretionary cash bonuses based on his performance for the year prior to the qualifying termination, to the extent such bonuses have not already been paid for that year.

•

Twenty-four months of service vesting credit of all his outstanding unvested stock options, RSUs and any other equity awards, with continued vesting of the remaining unvested portion of those awards generally over a 24 month period and an extended post-service exercise period (generally not to exceed 24 months) in which to exercise his outstanding stock options (but not beyond the expiration of their respective maximum terms).

•

A one time lump sum payment equal to (i) 36 times the amount by which his monthly cost for COBRA continuation coverage under our group health plans exceeds the monthly cost payable by a similarly-situated executive in our active employ for the same health care coverage and (ii) 12 times the amount by which his monthly cost for continued life and disability insurance coverage under our group plans exceed the monthly cost payable by a similarly-situated executive in our active employ for the same coverage.

•

Should any of the severance benefits constitute a parachute payment under Section 280G of the Internal Revenue Code, then Mr. McGregor will receive a full tax gross-up with respect to the excise tax he would incur on such parachute payment under Section 4999 of the Internal Revenue Code, provided that such parachute payment is more than 20% greater than the dollar amount of severance benefits or other parachute payments that could be provided to Mr. McGregor without his incurrence of such excise tax.

Mr. McGregor will receive all of the foregoing severance benefits upon his satisfaction of the following severance benefit requirements:

•	Delivery of a general release of all claims against Broadcom and our affiliates.

•	Continued compliance with his obligations under his Confidentiality and Invention Assignment Agreement.

•	Continued compliance with the non-solicitation, non-competition and non-disparagement provisions of the agreement for the duration of the cash severance period.

Should Mr. McGregor satisfy the release condition but fail to comply with the remaining severance benefit requirements, then the dollar amount of his cash severance payments and the number of shares that vest on an accelerated basis under his outstanding equity awards would be reduced, and he would no longer be entitled to any Section 4999 tax gross-up.

The agreement also provides that if Mr. McGregor’s employment is terminated by reason of his death or disability, then,

•	he or his legal representative may become entitled to certain cash bonuses that may vest and become payable upon such event,

•	his outstanding stock options, RSUs and any other equity awards will immediately vest in full, and

•	his stock options will remain exercisable for 12 months after the date of such termination (but not beyond the expiration of their respective maximum terms).

Change in Control Severance Benefit Program.    We are a party to Change in Control Severance Benefit Agreements with Messrs. Brandt and Marotta entered into in August 2008. Dr. Samueli has voluntarily declined to participate in this program. Minor amendments were made to the agreements in 2009 and in 2010 as discussed above for Mr. McGregor’s agreement. In connection with his hiring in February 2010, we also entered into a Change in Control Severance Benefit Agreements with Dr. Ramaswami. Each agreement provides that if such officer’s employment is terminated by us other than for “cause” or disability, or is terminated by the officer for “good reason” (as such terms are defined in the respective agreements and summarized below), within 24 months following a change in control (a “qualifying termination”), such officer will be eligible for the same severance benefits summarized above for Mr. McGregor, except that (A) with respect to the cash severance component, such officer will receive two times the sum of (i) his then current annual base salary and (ii) the average of his annual bonuses for the three years (or such fewer number of years of employment with us) immediately preceding the year in which the qualifying termination occurs; and (B) the agreement with Dr. Ramaswami does not include a tax gross-up provision. The cash severance will be paid in regular payroll installments over a 24 month period. In November 2014, the Compensation Committee adopted a policy whereby we will not enter into new agreements with our NEOs that include excise tax-gross up provisions with respect to payments contingent upon a change in control.

Each officer’s receipt of such severance benefits under his Change in Control Severance Benefit Agreement is subject to his compliance with the same severance benefit requirements as in effect for Mr. McGregor (including compliance with non-solicitation, non-competition and non-disparagement provisions for two years). As with Mr. McGregor, the cash severance payments and accelerated vesting of outstanding equity awards for which such officer is eligible under his Change in Control Severance Benefit Agreement will also be reduced and the Section 4999 tax gross-up (if applicable) eliminated in the event such officer does not comply with all of the severance benefit requirements.

Each of the Change in Control Severance Benefit Agreements also provides that if the officer’s employment is terminated by reason of his death or disability, he will receive the same level of death and disability benefits summarized above for Mr. McGregor.

Each Change in Control Severance Benefit Agreement will continue in effect until August 18, 2015. However, on August 19 of each year, the term of that agreement will automatically be extended for an additional one-year period, unless the Compensation Committee expressly determines that the automatic one-year extension will not apply.

Definitions.    Under each of the severance benefit agreements and Mr. McGregor’s agreement the definitions are substantially similar, and provide as follows:

•

“Change in control” is generally defined as one of the following: (i) an acquisition of us by a shareholder-approved merger or consolidation; (ii) a shareholder-approved sale of all or substantially all of our assets; (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities; or (iv) a change in a majority of our board members over a period of 24 months or less, except for changes in such majority approved by our incumbent members or their approved successors.

•

“Cause” is generally defined to include the executive’s (i) material breach of (a) a fiduciary duty, (b) any provisions of his Confidentiality and Invention Assignment Agreement or (c) our Code of Ethics and Corporate Conduct; (ii) conviction of a felony that involves fraud, dishonesty, theft, embezzlement and/or an act of violence or moral turpitude, or having pled guilty or no contest to any such felony; (iii) any act or omission that constitutes fraud, material negligence or material willful misconduct in connection with his employment or (iv) willful and knowing participation in the preparation or release of false or materially misleading financial statements or willful and knowing submission of any false or erroneous certification required under the Sarbanes-Oxley Act of 2002 or any securities exchange.

•

“Good reason” is generally defined as (i) a change in position that reduces his authority, duties or responsibilities; (ii) a reduction in his base salary; (iii) our taking of any action that would materially diminish the aggregate value of his cash incentive awards and other fringe benefits by more than 15%; (iv) a requirement that he be based at any office or location that increases the distance from his home to the office or location by more than 50 miles; (v) our purported termination of his employment other than pursuant to a notice of termination; and (vi) our failure to require any of our successors to assume his amended agreement, after receipt of written notice of such failure and a reasonable cure period.

Other Programs.    Under our form Stock Option Agreement and form Restricted Stock Unit Issuance Agreement for our 1998 Stock Incentive Plan and our 2012 Stock Incentive Plan, in the event a change in control occurs, each outstanding stock option and RSU will automatically accelerate in full unless (i) the equity award is assumed by the successor corporation or otherwise continued in effect or (ii) the equity award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for the subsequent vesting and payout of that spread in accordance with the same vesting schedule that would otherwise be in effect for those shares in the absence of such change in control. Under the 1998 Stock Incentive Plan and the 2012 Stock Incentive Plan, a change in control is generally defined as one of the following: (i) an acquisition of us by a shareholder-approved merger or consolidation; (ii) a shareholder-approved sale of all or substantially all of our assets; (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities; or (iv) any other acquisition by any party or group of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities.

In May 2010, the Compensation Committee approved a policy regarding accelerated vesting of outstanding equity awards under our stock incentive plans upon the employee’s death or permanent disability. Under the policy, an employee (other than Mr. McGregor and the officers participating in the Change in Control Severance Benefit Program) who dies or becomes permanently disabled will become entitled to full acceleration of vesting with respect to the number of shares subject to any of his or her outstanding equity awards.

In addition to the severance agreements described above in June 1, 2010, the Committee adopted a severance benefit plan (the “Plan”) for employees who hold the title of Vice President; Senior Vice President or Executive Vice President. The Plan was amended on December 16, 2011. All NEOs other than Mr. McGregor and Dr. Samueli would be eligible to receive benefits under the Plan if their employment is terminated under certain termination circumstances. Under the Plan, if Broadcom terminates an eligible employee’s employment other than for “cause” (as defined in the Plan) or the employee terminates his or her employment for “good reason” (as defined in the Plan), the NEO may be entitled to receive certain compensation and benefits, including the following:

•

a severance payment equal to 12 months base salary (in the case of Executive Vice Presidents), nine months base salary (in the case of Senior Vice Presidents) or six months base salary (in the case of Vice Presidents);

•

a bonus payment equal to 100% of the participant’s target bonus opportunity (in the case of Executive Vice Presidents), 75% of target bonus opportunity (in the case of Senior Vice Presidents) or 50% of target bonus opportunity (in the case of Vice Presidents);

•

a payment equal to the value of equity awards that would have vested during a period of 12 months (in the case of Executive Vice Presidents), nine months (in the case of Senior Vice Presidents) or six months (in the case of Vice Presidents) immediately following termination, based (i) in the case of stock options, on the excess, if any, of fair market value on the date of termination over the applicable exercise price, and (ii) in the case of restricted stock units and other full value stock awards, on the fair market value of our common stock on the date of termination; and

•	certain lump sum payment for 12 months of health insurance-related benefits and outplacement services for six months.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the benefits that would become payable under certain specified circumstances to our named executive officers under our 1998 Stock Incentive Plan, our 2012 Stock Incentive Plan and the severance agreements described in the section above entitled “Severance and Change in Control Arrangements with Named Executive Officers” (other than Mr. Rango, whose severance benefits are described following the table). The benefit estimates are based on the following assumptions:

(i) (A) a change in control occurred December 31, 2014, the last business day of 2014, and his equity awards under the 1998 Stock Incentive Plan and the 2012 Stock Incentive Plan were neither assumed by the successor corporation nor replaced with a cash retention program; (B) a qualifying termination of his employment occurred December 31, 2014 at the time of a change of control; (C) for Mr. McGregor only, a qualifying termination of his employment occurred December 31, 2014 in the absence of a change of control; or (D) his employment terminated by reason of his death or disability December 31, 2014.

(ii) the price paid per share of our Class A common stock in the assumed change in control transaction December 31, 2014 was equal to the $43.33 fair market value per share of Class A common stock on that date.

While we believe that the amounts shown below and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred December 31, 2014, the actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the 1998 Stock Incentive Plan and the 2012 Stock Incentive Plan and their severance agreements. Each executive officer would also be entitled to any gain attributable to his already-vested equity awards.

Name	Trigger	Salary and Bonus(1)	Lump Sum Benefit Payment(2)	Value of Option Acceleration(3)	Value of Restricted Stock Unit Acceleration(3)	Section 280G Tax Gross Up(4)	Total Value(5)
Scott A. McGregor	Change in Control	$0	$0	$0	$28,010,938	$0	$28,010,938
	Qualifying Termination at Change in Control	9,174,695	66,879	388,978	28,010,938	0	37,641,490
	Qualifying Termination without Change in Control	9,174,695	66,879	388,978	28,010,938	0	37,641,490
	Death or Disability	1,880,000	0	0	28,010,938	0	29,890,938
Eric K. Brandt	Change in Control	0	0	0	11,277,196	0	11,277,196
	Qualifying Termination	2,734,000	65,791	147,107	11,277,196	0	14,224,094
	Death or Disability	745,000	0	0	11,277,196	0	12,022,196
Henry Samueli, Ph.D.	Change in Control	0	0	0	13,199,228	0	13,199,228
	Death or Disability	0	0	0	13,199,228	0	13,199,228
Daniel A. Marotta	Change in Control	0	0	0	8,843,913	0	8,843,913
	Qualifying Termination	2,125,000	65,791	126,315	8,843,913	0	11,161,019
	Death or Disability	745,000	0	0	8,843,913	0	9,588,913
Rajiv Ramaswami, Ph.D.	Change in Control	0	0	0	8,843,913	0	8,843,913
	Qualifying Termination	1,910,000	65,352	15,688	8,843,913	0	10,834,953
	Death or Disability	745,000	0	0	8,843,913	0	9,588,913

(1)

For “Qualifying Termination,” represents for Mr. McGregor, three times, and for Messrs. Brandt and Marotta and Dr. Ramaswami, two times, the sum of (i) such officer’s 2014 annual rate of base salary and (ii) the average of such officer’s annual bonuses for the three years immediately preceding the year in which the qualifying termination occurs (or such fewer number of calendar years of employment with Broadcom). For “Death or Disability,” represents the cash bonuses actually earned by each named executive officer, as determined by our Compensation Committee on February 19, 2015.

(2)

Represents a lump sum payment in an amount estimated to cover the cost of COBRA continuation coverage and life and disability insurance coverage following the qualifying termination event for the applicable time periods described above.

(3)

As of December 31, 2014, there were no unvested stock options and the associated amounts shown for stock options solely represent the incremental fair value of the extended 21-month post-employment exercise period for the entire stock option in connection with a change in control with a qualifying termination. For a discussion of valuation methodologies used in the calculations, see Note 1 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our 2014 Form 10-K.

The amount shown as the value for each accelerated RSU represents the fair value calculated based on the fair market value of our Class A common stock on December 31, 2014 ($43.33) multiplied by the assumed number of RSU shares vesting on an accelerated basis on December 31, 2014. Such amount does not include PRSUs that were not awarded as of December 31, 2014 since those awards, although considered “granted” under FASB ASC Topic 718, were not subject to the acceleration provisions in the Change in Control Severance Benefit Agreements at December 31, 2014.

(4)

Calculated on the basis of the following: (i) the parachute value determined for each change in control payment or benefit in accordance with the Treasury Regulations under Section 280G of the Internal Revenue Code, (ii) the W-2 wages of the individual for the five-year period prior to 2014 (2009 through 2013), (iii) an effective tax rate of 71.171% (federal, 35.521%; state, 13.3%; Medicare, 2.35%; and excise tax, 20%), calculated after taking into account federal tax deductions for state income tax and other deductions, (iv) the vesting of all outstanding unvested restricted stock units on the change in control date and (v) the additional 21-month post-employment exercise period for stock options. The parachute value attributable to the 21-month extension of the post-employment exercise period under clause (v) is calculated using a Black-Scholes option pricing model with the following inputs: actual exercise price of each option, the $43.33 fair market value per share of the Class A common stock December 31, 2014, a volatility factor of 24%, a dividend yield of 1.11%, a risk-free rate of 0.67% and an expected term of 24 months calculated as of December 31, 2014.

(5)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance (if applicable).

In connection with his departure, Mr. Rango received the following benefits paid under our Severance Benefit Plan for Vice Presidents and Above: (i) $500,000 in base salary severance; (ii) a bonus payment of $500,000 for the 2014 year; (iii) $3,730,232 as the cash equivalent of equity award vesting; and (iv) $15,215 as a health benefit payment.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by Broadcom under those statutes, the Audit Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the company under those statutes.

AUDIT COMMITTEE REPORT

Following is the report of the Audit Committee with respect to the company’s audited 2014 consolidated financial statements, which include its consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the related notes thereto.

Composition and Charter.    The Audit Committee of the Board of Directors currently consists of three directors, all of whom qualify as “independent” and meet the other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Ms. Handel, who serves as Chair, Mr. Finocchio and Mr. Switz. The Audit Committee operates under a written charter adopted by the Board, the current version of which is available on our website at investor.broadcom.com/governance.cfm. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Responsibilities.    The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of the accounting and financial reporting process and the integrity of the financial statements provided to shareholders and others; (ii) the functioning of the systems of internal accounting and financial reporting controls; (iii) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting; and (iv) our risk management process. The Audit Committee is also responsible for engaging and determining the compensation of the independent registered public accounting firm and overseeing its performance, qualifications and independence and its conduct of the annual independent audit of the financial statements, and its engagement for all other services.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company’s financial statements. Management is responsible for preparing the financial statements and maintaining effective internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), and has the primary responsibility for assuring their accuracy, effectiveness and completeness. The independent registered public accounting firm is responsible for auditing those financial statements and the effectiveness of internal control over financial reporting and expressing its opinion as to whether the financial statements present fairly, in accordance with U.S. generally accepted accounting principles, the company’s financial condition, results of operations and cash flows and whether the company’s internal control over financial reporting is effective. However, the Audit Committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the company’s financial affairs.

In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board, management or by any Board committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) or that the financial statements are presented in accordance with U.S. generally accepted accounting principles.

Review with Management and Independent Registered Public Accounting Firm.    The Audit Committee reviewed and discussed the audited 2014 financial statements, including the quality of the company’s accounting principles, with management and the company’s independent registered public accounting firm for 2014, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the PCAOB, together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of the effectiveness of internal control over financial reporting pursuant to Section 404. KPMG LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm.    Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC and reappointed KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2015.

Submitted by the Audit Committee of the Board:

Nancy H. Handel, Chair

Robert J. Finocchio, Jr.

Robert E. Switz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy for approval of transactions between Broadcom and its executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock, and their respective immediate family members, each referred to as a Related Party, where the amount involved in the transaction exceeds or is expected to exceed $100,000. This policy provides that the Nominating & Corporate Governance Committee of the Board has the responsibility to review certain transactions subject to this policy and to decide whether or not to approve or ratify those transactions. In making its determination, the Nominating & Corporate Governance Committee takes into account the following factors, among other factors it may deem appropriate:

•	Whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party;

•	The availability of other sources for comparable services or products;

•	The extent of the Related Party’s interest in the transaction;

•	The conflicts of interest and corporate opportunity provisions of our Code of Ethics;

•	The benefits of the transaction to Broadcom; and

•

The impact or potential impact on a director’s independence, in the event the Related Party is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer.

To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable to Broadcom than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. The Nominating & Corporate Governance Committee intends to approve only those related party transactions that are in the best interests of Broadcom and our shareholders.

The Nominating & Corporate Governance Committee has adopted standing pre-approvals under the policy for compensation paid to directors and executive officers provided that such compensation is either reported under SEC rules or the Compensation Committee or other independent Board committee approved (or recommended to the Board to approve) such compensation.

Other than as described below or elsewhere in this proxy statement, since January 1, 2014 there has not been a transaction or series of related transactions to which Broadcom was or is a party involving an amount in excess of $120,000 and in which any director, nominee for director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers.    In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements require Broadcom, among other things, to indemnify each director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “liabilities”) paid or incurred by such individual in connection with certain actions, suits or proceedings arising out of the individual’s status or service as a director or officer (subject to certain exceptions, including liabilities arising from willful misconduct, conduct knowingly contrary to the best interests of Broadcom, or conduct that is knowingly fraudulent or deliberately dishonest or conduct that results in improper personal benefit) and to advance or reimburse expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by Broadcom.

Honda Center Arena Suite License Agreement

In January 2011, we purchased a corporate arena suite license to use a private enclosed luxury suite during events at the Honda Center, referred to as the Suite License, from Anaheim Arena Management, LLC and Anaheim Ducks Hockey Club, LLC, entities controlled (directly or indirectly) by Dr. Samueli. The Suite License commenced January 20, 2011 and runs for an initial five-year term. The 2014 fees were $393,905. The transaction was approved by the Nominating & Corporate Governance Committee of the Board. The Committee members unanimously agreed with disinterested members of senior management that the arena suite license affords Broadcom an appropriate opportunity to conduct business, reward employee contributions and build employee morale.

OTHER INFORMATION

2014 Annual Report to Shareholders

A copy of our 2014 annual report to shareholders has been provided concurrently with this proxy statement (or made available electronically, for shareholders who elected to access these materials over the Internet) to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2014 annual report to shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material. On January 29, 2015, we filed with the SEC an annual report on Form 10-K for the year ended December 31, 2014. The 2014 Form 10-K has been printed (without certain exhibits) as part of our 2014 annual report to shareholders. Shareholders may also obtain a copy of the 2014 Form 10-K or any of its exhibits, and any of our other SEC reports, free of charge, from the SEC website at www.sec.gov or from our website at www.broadcom.com/investors, or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The 2014 Form 10-K and information contained on our website, other than this proxy statement, are not considered proxy solicitation material and are not incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California March 27, 2015	Arthur Chong Executive Vice President, General Counsel and Secretary

Forward-Looking Statements

All statements included or incorporated by reference in this proxy statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings. The forward-looking statements in this proxy statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M68553-P48465

BROADCOM CORPORATION

CLASS A COMMON STOCK

PROXY FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BROADCOM CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2015 Annual Meeting of Shareholders (the
“Annual Meeting”) to be held May 12, 2015, and the proxy statement, and appoints Scott A. McGregor and Eric K. Brandt, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom
Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting, to be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California,
May 12, 2015 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE THANK YOU FOR VOTING

BROADCOM CORPORATION 5300 CALIFORNIA AVENUE IRVINE, CA 92617
VOTE OVER THE INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote over the Internet, you DO NOT need to return your proxy card

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, you DO NOT need to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

SHAREHOLDER MEETING REGISTRATION
To register to attend the meeting and to print an admission ticket, go to the “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION
1.	To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:
	Nominees:	For	Against	Abstain		For	Against	Abstain
	1a. Robert J. Finocchio, Jr.	☐	☐	☐	1f. Scott A. McGregor	☐	☐	☐

	1b. Nancy H. Handel	☐	☐	☐	1g. William T. Morrow	☐	☐	☐

	1c. Eddy W. Hartenstein	☐	☐	☐	1h. Henry Samueli, Ph.D.	☐	☐	☐

	1d. Maria M. Klawe, Ph.D.	☐	☐	☐	1i. Robert E. Switz	☐	☐	☐

	1e. John E. Major	☐	☐	☐
2.	Advisory vote on the compensation of the Company’s named executive officers described in the proxy statement.					For ☐	Against ☐	Abstain ☐

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.					☐	☐	☐

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR proposals 2 and 3. This proxy, when properly executed and returned in a timely manner, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M68555-P48465

BROADCOM CORPORATION

CLASS B COMMON STOCK

PROXY FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BROADCOM CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 12, 2015, and the proxy statement, and appoints Scott A. McGregor and Eric K. Brandt, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting, to be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, May 12, 2015 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE THANK YOU FOR VOTING

BROADCOM CORPORATION 5300 CALIFORNIA AVENUE IRVINE, CA 92617
VOTE OVER THE INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote over the Internet, you DO NOT need to return your proxy card

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2015. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, you DO NOT need to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

SHAREHOLDER MEETING REGISTRATION
To register to attend the meeting and to print an admission ticket, go to the “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION
1.	To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:
	Nominees:	For	Against	Abstain		For	Against	Abstain
	1a. Robert J. Finocchio, Jr.	☐	☐	☐	1f. Scott A. McGregor	☐	☐	☐

	1b. Nancy H. Handel	☐	☐	☐	1g. William T. Morrow	☐	☐	☐

	1c. Eddy W. Hartenstein	☐	☐	☐	1h. Henry Samueli, Ph.D.	☐	☐	☐

	1d. Maria M. Klawe, Ph.D.	☐	☐	☐	1i. Robert E. Switz	☐	☐	☐

	1e. John E. Major	☐	☐	☐
2.	Advisory vote on the compensation of the Company’s named executive officers described in the proxy statement.					For ☐	Against ☐	Abstain ☐

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.					☐	☐	☐

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR proposals 2 and 3. This proxy, when properly executed and returned in a timely manner, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, and FOR proposals 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date